IndyMac INDX Mortgage Loan Trust 2006-AR27




                               Final Term Sheet



                          [IndyMac Bank, F.S.B. LOGO]



                          $957,606,100 (Approximate)




                               IndyMac MBS, Inc.
                                   Depositor


                             IndyMac Bank, F.S.B.
                         Sponsor, Seller and Servicer

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

                 FREE WRITING PROSPECTUS DATED August 30, 2006

                  IndyMac INDX Mortgage Loan Trust 2006-AR27

       Distributions are payable monthly on the 25th day of each month, beginning September 25, 2006

         The following classes of certificates are offered pursuant to this free writing prospectus:

------------------------------------------------------------------------------------------------------------------------
                         Initial Class       Pass-                               Initial Class       Pass-
                           Certificate       Through                               Certificate       Through
Class                       Balance(1)       Rate(2)            Class               Balance(1)       Rate(2)
------------------------------------------------------------------------------------------------------------------------
Class 1-A-1               $148,270,000       Floating           Class M-1          $15,398,000       Floating
------------------------------------------------------------------------------------------------------------------------
Class 1-A-2               $173,002,000       Floating           Class M-2           $7,699,000       Floating
------------------------------------------------------------------------------------------------------------------------
Class 1-A-3                $59,136,000       Floating           Class M-3           $5,774,000       Floating
------------------------------------------------------------------------------------------------------------------------
Class 1-A-4                $80,000,000       Floating           Class M-4           $4,330,000       Floating
------------------------------------------------------------------------------------------------------------------------
Class 1-A-5                $51,157,000       Floating           Class M-5           $3,368,000       Floating
------------------------------------------------------------------------------------------------------------------------
Class 2-A-1                $50,000,000       Floating           Class M-6           $3,368,000       Floating
------------------------------------------------------------------------------------------------------------------------
Class 2-A-2               $301,637,000       Floating           Class M-7           $4,812,000       Floating
------------------------------------------------------------------------------------------------------------------------
Class 2-A-3                $39,071,000       Floating           Class M-8           $5,293,000       Floating
------------------------------------------------------------------------------------------------------------------------
Class A-R                         $100       Floating           Class M-9           $5,291,000       Floating
------------------------------------------------------------------------------------------------------------------------

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rate for each class of certificates is calculated as described in this free writing prospectus under "Summary" and is based on LIBOR.

The classes of certificates offered by this free writing prospectus are listed, together with their interest rates, in the tables under "Summary--Description of the Certificates" in this free writing prospectus. This free writing prospectus relates only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

                                    SUMMARY

o

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2006-AR27, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Trustee and Swap Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN06AR, and its telephone number is (714) 247-6000. The trustee and swap trustee is an affiliate of Deutsche Bank Securities Inc. (the underwriter) and Deutsche Bank AG New York Branch (the Class 2-A-1 swap counterparty).

Swap Counterparties

Certificate Swap Counterparty. Swiss Re Financial Products Corporation, a Delaware corporation. The principal executive office of the Certificate Swap Counterparty is located at located at 55 East 52nd Street, New York, New York 10055.

Class 2-A-1 Swap Counterparty. Deutsche Bank AG New York Branch, a banking institution and a stock corporation incorporated under the laws of Germany. The principal executive office of the certificate swap counterparty is located at 60 Wall Street, New York, New York 10005. The Class 2-A-1 swap counterparty is an affiliate of Deutsche Bank National Trust Company and Deutsche Bank Securities Inc.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P-1, Class P-2 and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of August 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about August 30, 2006.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of conforming balance conventional adjustable-rate mortgage loans and loan group 2 will consist of conventional adjustable-rate mortgage loans that might or might not have conforming balances.

The mortgage rate on each mortgage loan is adjustable, after a specified period after origination during which the mortgage rate is fixed, based on a specified index. The percent of the aggregate stated principal balance of the mortgage loans as of the cut-off date for the various fixed rate period is expected to be approximately as follows:


                          Percent of Cut-off
Fixed Rate               Date Pool Principal
Period (months)                  Balance (%)
--------------------------------------------
36                                      7.05
60                                     68.39
84                                     24.56

As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $962,424,665, approximately $545,669,296 of which are group 1 mortgage loans and approximately $416,755,369 of which are group 2 mortgage loans.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance        $545,669,296

Geographic Concentrations in excess
   of 10%:

   California                                    32.93%

   Weighted Average Original LTV
   Ratio                                         75.41%

   Weighted Average Mortgage Rate                6.766%

   Range of Mortgage Rates             5.000% to 9.750%

   Average Current Principal Balance           $250,652

   Range of Current Principal                $32,000 to
   Balances                                    $737,200

   Weighted Average Remaining Term
   to Maturity                               359 months

   Weighted Average FICO Credit
   Score                                            708

   Weighted Average Gross Margin                 2.651%

   Weighted Average Maximum
   Mortgage Rate                                11.845%

   Weighted Average Minimum
   Mortgage Rate                                 2.651%

   Range of Months to Next Rate
   Adjustment Date                             11 to 85

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance        $416,755,369

Geographic Concentrations in excess
of 10%:

California                                       56.17%

Weighted Average Original LTV Ratio              71.27%

Weighted Average Mortgage Rate                   6.671%

Range of Mortgage Rates                5.000% to 8.750%

Average Current Principal Balance              $629,540

Range of Current Principal Balances         $419,200 to
                                             $3,500,000

Weighted Average Remaining Term to
Maturity                                     360 months

Weighted Average FICO Credit Score                  713

Weighted Average Gross Margin                    2.652%

Weighted Average Maximum Mortgage
Rate                                            11.746%

Weighted Average Minimum Mortgage
Rate                                             2.652%

Range of Months to Next Rate
Adjustment Date                                29 to 85


As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance        $962,424,665

Geographic Concentrations in excess
of 10%:

California                                       42.99%

Weighted Average Original LTV Ratio              73.61%

Weighted Average Mortgage Rate                   6.725%

Range of Mortgage Rates                5.000% to 9.750%

Average Current Principal Balance              $339,001

Range of Current Principal Balances          $32,000 to
                                             $3,500,000

Weighted Average Remaining Term to
Maturity                                     359 months

Weighted Average FICO Credit Score                  710

Weighted Average Gross Margin                    2.652%

Weighted Average Maximum Mortgage
Rate                                            11.802%

Weighted Average Minimum Mortgage
Rate                                             2.652%

Range of Months to Next Rate
Adjustment Date                                11 to 85


See "The Mortgage Pool" in this free writing prospectus.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                              Initial                                                Final                              Initial
                                Class                                                Scheduled                          Rating
                          Certificate                                                Distribution    Modeled Final      S&P/
 Class                    Balance (1) Type                                           Date            Distribution Date  Moody's (2)
----------------------- ------------- ---------------------------------------------- --------------- ------------------ -----------
 Offered Certificates
                                                                                     October 25,
 1-A-1................   $148,270,000 Senior/Super Senior/Floating Pass-Through Rate 2036            March 25, 2008     AAA/Aaa
                                                                                     October 25,
 1-A-2................   $173,002,000 Senior/Super Senior/Floating Pass-Through Rate 2036            December 25, 2011  AAA/Aaa
                                                                                     October 25,
 1-A-3................    $59,136,000 Senior/Super Senior/Floating Pass-Through Rate 2036            May 25, 2013       AAA/Aaa
                                                                                     October 25,
 1-A-4................    $80,000,000 Senior/Super Senior/Floating Pass-Through Rate 2036            May 25, 2013       AAA/Aaa
                                                                                     October 25,
 1-A-5................    $51,157,000 Senior/Support/Floating Pass-Through Rate      2036            May 25, 2013       AAA/Aaa
                                                                                     October 25,
 2-A-1................    $50,000,000 Senior/Super Senior/Floating Pass-Through Rate 2036            May 25, 2013       AAA/Aaa
                                                                                     October 25,
 2-A-2................   $301,637,000 Senior/Super Senior/Floating Pass-Through Rate 2036            May 25, 2013       AAA/Aaa
                                                                                     October 25,
 2-A-3................    $39,071,000 Senior/Support/Floating Pass-Through Rate      2036            May 25, 2013       AAA/Aaa
                                                                                     October 25,
 A-R..................           $100 Senior/REMIC Residual/Variable Rate            2036            September 25, 2006 AAA/Aaa
                                                                                     October 25,
 M-1..................    $15,398,000 Subordinate/Floating Pass-Through Rate         2036            May 25, 2013       AA+/Aa1
                                                                                     October 25,
 M-2..................     $7,699,000 Subordinate/Floating Pass-Through Rate         2036            May 25, 2013       AA+/Aa2
                                                                                     October 25,
 M-3..................     $5,774,000 Subordinate/Floating Pass-Through Rate         2036            May 25, 2013       AA/Aa3
                                                                                     October 25,
 M-4..................     $4,330,000 Subordinate/Floating Pass-Through Rate         2036            May 25, 2013       AA/A1
                                                                                     October 25,
 M-5..................     $3,368,000 Subordinate/Floating Pass-Through Rate         2036            May 25, 2013       A+/A2
                                                                                     October 25,
 M-6..................     $3,368,000 Subordinate/Floating Pass-Through Rate         2036            May 25, 2013       A+/A3
                                                                                     October 25,
 M-7..................     $4,812,000 Subordinate/Floating Pass-Through Rate         2036            November 25, 2012  A/Baa1
                                                                                     October 25,
 M-8..................     $5,293,000 Subordinate/Floating Pass-Through Rate         2036            February 25, 2012  A-/ Baa3
                                                                                     October 25,     December 25,
 M-9..................     $5,291,000 Subordinate/Floating Pass-Through Rate         2036            2010               BBB-/NR


                              Initial                                                Final                              Initial
                                Class                                                Scheduled                          Rating
                          Certificate                                                Distribution    Modeled Final      S&P/
 Class                    Balance (1) Type                                           Date            Distribution Date  Moody's (2)
----------------------- ------------- ---------------------------------------------- --------------- ------------------ -----------
 Non-Offered
 Certificates (3)
 Class P-1............     $100       N/A                                            N/A             N/A
 Class P-2............     $100       N/A                                            N/A             N/A
 Class C..............     N/A        N/A                                            N/A             N/A

 -------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P") and Moody's Investors Service ("Moody's"). The ratings set forth above do not take into account the existence of the swap contracts. These ratings may be lowered at any time.

(3) The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The Class P-1 and Class P-2 Certificates will be entitled to any prepayment charges collected on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:


                                          Pass-Through Rate      Pass-Through Rate
                                       Before and Including              After the     Interest     Interest
                    Initial Pass-              the Optional               Optional      Accrual     Accrual
 Class              Through Rate (1)   Termination Date (2)   Termination Date (3)       Period     Convention
------------------- ------------------ -------------------- ---------------------- ------------ ------------------
 Offered
 Certificates
 1-A-1............. 5.4100%               LIBOR + 0.080%(4)      LIBOR + 0.160%(4)          (6)     Actual/360 (7)
 1-A-2............. 5.5000%               LIBOR + 0.170%(4)      LIBOR + 0.340%(4)          (6)     Actual/360 (7)
 1-A-3............. 5.6000%               LIBOR + 0.270%(4)      LIBOR + 0.540%(4)          (6)     Actual/360 (7)
 1-A-4............. 5.5200%               LIBOR + 0.190%(4)      LIBOR + 0.380%(4)          (6)     Actual/360 (7)
 1-A-5............. 5.6000%               LIBOR + 0.270%(4)      LIBOR + 0.540%(4)          (6)     Actual/360 (7)
 2-A-1............. 5.4600%               LIBOR + 0.130%(5)      LIBOR + 0.260%(5)          (6)     Actual/360 (7)
 2-A-2............. 5.5300%               LIBOR + 0.200%(4)      LIBOR + 0.400%(4)          (6)     Actual/360 (7)
 2-A-3............. 5.5900%               LIBOR + 0.260%(4)      LIBOR + 0.520%(4)          (6)     Actual/360 (7)
 A-R............... 6.3888%                             (8)                    (8)          (9)     30/360 (10)
 M-1............... 5.6400%               LIBOR + 0.310%(4)      LIBOR + 0.465%(4)          (6)     Actual/360 (7)
 M-2............... 5.6600%               LIBOR + 0.330%(4)      LIBOR + 0.495%(4)          (6)     Actual/360 (7)
 M-3............... 5.6900%               LIBOR + 0.360%(4)      LIBOR + 0.540%(4)          (6)     Actual/360 (7)
 M-4............... 5.7500%               LIBOR + 0.420%(4)      LIBOR + 0.630%(4)          (6)     Actual/360 (7)
 M-5............... 5.7800%               LIBOR + 0.450%(4)      LIBOR + 0.675%(4)          (6)     Actual/360 (7)
 M-6............... 5.8300%               LIBOR + 0.500%(4)      LIBOR + 0.750%(4)          (6)     Actual/360 (7)
 M-7............... 6.3800%               LIBOR + 1.050%(4)      LIBOR + 1.575%(4)          (6)     Actual/360 (7)
 M-8............... 7.3300%               LIBOR + 2.000%(4)      LIBOR + 3.000%(4)          (6)     Actual/360 (7)
 M-9............... 7.8300%               LIBOR + 2.500%(4)      LIBOR + 3.750%(4)          (6)     Actual/360 (7)
 Non-Offered
 Certificates (11)
 Class P-1......... N/A                                 N/A                N/A(11)         (11)     N/A
 Class P-2......... N/A                                 N/A                N/A(11)         (11)     N/A
 Class C........... N/A                                 N/A                N/A(11)         (11)     N/A

 -------------------
(1)  Reflects the pass-through rate as of the closing date.

(2) Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans.

(3) Reflects the pass-through rate calculation after the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date.

(4) The pass-through rate on this class of certificates adjusts monthly based on the level of one-month LIBOR, subject to the lesser of (x) the related net rate cap and (y) 10.5% per annum. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(5) The pass-through rate on the Class 2-A-1 Certificates adjusts monthly based on the level of one-month LIBOR, subject to the lesser of (x) the related net rate cap and (y) 10.5% per annum; provided that the net rate cap will not apply unless the Class 2-A-1 swap contract terminates early. In the event that the Class 2-A-1 swap contract terminates early, the margin listed above for this class of certificates will increase by 0.06% on or before the first possible optional termination date and will increase by 0.12% after the first possible optional termination date. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(6) The interest accrual period for any distribution date will be the period beginning on the preceding distribution date (or in the case of the first distribution date, on the closing date) and ending on the day immediately preceding that distribution date.

(7) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(8) The pass-through rate for this class of certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the group 1 mortgage loans.

(9) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(10) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(11) The Class P-1, Class P-2 and Class C Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation        Class of Certificates
-----------------  -----------------------------------------------------------
Senior             Class 1-A-1, Class 1-A-2, Class 1-A-3,
Certificates:      Class 1-A-4, Class 1-A-5, Class 2-A-1,
                   Class 2-A-2, Class 2-A-3 and Class A-R
                   Certificates

Super Senior       Class 1-A-1, Class 1-A-2, Class 1-A-3,
Certificates:      Class 1-A-4, Class 2-A-1 and Class
                   2-A-2 Certificates

Support            Class 1-A-5 and Class 2-A-3 Certificates
Certificates:

Subordinated       Class M-1, Class M-2, Class M-3, Class
Certificates:      M-4, Class M-5, Class M-6, Class M-7,
                   Class M-8 and Class M-9 Certificates

Group 1 Senior     Class 1-A-1, Class 1-A-2, Class 1-A-3,
Certificates       Class 1-A-4, Class 1-A-5 and Class A-R
                   Certificates

Group 2 Senior     Class 2-A-1, Class 2-A-2 and Class
Certificates       2-A-3 Certificates

LIBOR              Senior Certificates (other than the
Certificates:      Class A-R Certificates) and
                   Subordinated Certificates

Offered            Class 1-A-1, Class 1-A-2, Class 1-A-3,
Certificates:      Class 1-A-4, Class 1-A-5, Class 2-A-1,
                   Class 2-A-2, Class 2-A-3, Class A-R,
                   Class M-1, Class M-2, Class M-3, Class M-4,
                   Class M-5, Class M-6, Class M-7,
                   Class M-8 and Class M-9 Certificates

Non-offered        Class P-1, Class P-2 and Class C
Certificates:      Certificates

Distributions of principal and interest on the senior certificates will be based primarily on collections from the group 1 mortgage loans or group 2 mortgage loans, as described in this free writing prospectus. Distributions of principal and interest on the subordinated certificates will be based on collections from the group 1 mortgage loans and group 2 mortgage loans as described in this free writing prospectus.

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates.

The Class P-1 Certificates will be entitled to receive hard prepayment charges, and the Class P-2 Certificates will be entitled to receive soft prepayment charges, in each case paid by borrowers upon certain full or partial prepayment of the mortgage loans. These amounts will not be available for distribution to other classes of certificates.

The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus.

Record Date

The business day immediately preceding a distribution date in the case of the LIBOR certificates or, in the case of the Class A-R Certificates or if the LIBOR certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Denominations

LIBOR  Certificates:
$25,000 and multiples of $1,000 in excess thereof.
Class A-R Certificates:
$100.

Registration of Certificates

LIBOR Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for September 25, 2006.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carryover amount and any net rate carryover due and any accrued interest on this amount.

Interest will accrue for each interest accrual period related to a distribution date on each class of offered certificates at the least of (1) the applicable annual rate as described in the table on page S-8 for that class of certificates, (2) the related net rate cap for that distribution date and (3) a per annum rate of 10.5%; provided that the related net rate cap and the maximum rate of 10.5% will not apply to the Class 2-A-1 Certificates unless the Class 2-A-1 swap contract is terminated early. The net rate cap is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity and any related swap payments owed to the swap counterparties.

See "Description of the Certificates--Interest" in this free writing prospectus.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of subordinated certificates, any interest carry forward amount (which is interest due, but not paid, on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity (if any) in respect of the certificate swap contract in the manner described in this free writing prospectus.

See "Description of the Certificates--Interest" in this free writing prospectus.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

See "Description of the Certificates--Principal" in this free writing prospectus.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses described under that heading are subtracted):

         o payments of interest on the mortgage loans in that loan group less the expense fees;

         o interest collected in connection with prepayments of the mortgage loans in that loan group;

         o interest amounts advanced by the servicer with respect to the mortgage loans in that loan group;

         o any compensating interest paid by the servicer related to prepayments of the mortgage loans in that loan group; and

         o liquidation proceeds of the mortgage loans in that loan group (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

         o payments of principal of the mortgage loans in that loan group;

         o principal advances by the servicer related to mortgage loans in that loan group;

         o        prepayments on the mortgage loans in that loan group;

         o the stated principal balance of any mortgage loans in that loan group repurchased or purchased by the seller or the servicer, as applicable;

         o the difference, if any, between the stated principal balance of a substitute mortgage loan in that loan group and the related deleted mortgage loan;

         o subsequent recoveries with respect to the mortgage loans in that loan group;

         o liquidation proceeds of the mortgage loans in that loan group (to the extent allocable to principal); and

         o excess cashflow (to the extent available) to maintain the overcollateralization target amount as described under "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus.


Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

         o the servicing fee and additional servicing compensation due to the servicer;

         o        the portion of the trustee fee due to the trustee;

         o        any lender paid mortgage insurance premiums;

         o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

         o        net swap payment amounts payable to the swap counterparties;

         o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates); and

         o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates--Priority of Distributions among Certificates."

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Description of the Certificates--Priority of Distributions Among Certificates" in this free writing prospectus.

Priority of Interest Distributions

In general, on any distribution date, the interest funds for both loan groups will be distributed in the following priority:

         first, based on the amounts owed to each swap counterparty under the applicable swap contract with respect to that distribution date:

         (i) from the interest funds for both loan groups, to the certificate swap account, pro rata based on the interest funds for each loan group, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the certificate swap counterparty under the certificate swap contract with respect to that distribution date; and

         (ii) from the interest funds for loan group 2, to the Class 2-A-1 swap account, the amount any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the Class 2-A-1 swap counterparty under the Class 2-A-1 swap contract with respect to that distribution date;

         second, from the interest funds for each loan group, concurrently, to the classes of senior certificates related to that loan group, pro rata based on their respective interest entitlements for that distribution date, current interest and interest carry forward amounts (except, in the case of the Class 2-A-1 Certificates, only to the extent of the lesser of (x) the weighted average adjusted net mortgage rate of the group 2 mortgage loans and (y) the maximum rate of 10.5%); provided, however, that prior to the termination of the Class 2-A-1 swap contract, any amounts of current interest that would be distributed to the Class 2-A-1 Certificates in the absence of the Class 2-A-1 swap contract will instead be distributed to the Class 2-A-1 swap account; and, provided further, if a swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) is due to the Class 2-A-1 swap counterparty, then any amounts of current interest and interest carry forward amount that would be distributed to the Class 2-A-1 Certificates in the absence of such swap termination payment will instead be distributed, up to the amount of such swap termination payment, to the Class 2-A-1 swap account; and

         third, from the interest funds for each loan group, to the classes of senior certificates related to the other loan group, pro rata based on their respective interest entitlements for that distribution date, current interest and interest carry forward amounts remaining undistributed (except, in the case of the Class 2-A-1 Certificates, only to the extent of the lesser of (x) the weighted average adjusted net mortgage rate of the group 2 mortgage loans and (y) the maximum rate of 10.5%); provided, however, that prior to the termination of the Class 2-A-1 swap contract, any amounts of current interest that would be distributed to the Class 2-A-1 Certificates in the absence of the Class 2-A-1 swap contract will instead be distributed to the Class 2-A-1 swap account; and, provided further, if a swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) is due to the Class 2-A-1 swap counterparty, then any amounts of current interest and interest carry forward amount that would be distributed to the Class 2-A-1 Certificates in the absence of such swap termination payment will instead be distributed, up to the amount of such swap termination payment remaining after the distributions pursuant to clause second above, to the Class 2-A-1 swap account.

Interest funds remaining undistributed for each loan group after distribution pursuant to the above clauses will be aggregated and distributed in the following priority:

         first, sequentially, in the order of their numerical class designations, to each class of subordinated certificates, current interest due for each class for that distribution date; and

         second, as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Cashflow" below.

Priority of Principal Distributions

General
-------

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

         o whether a distribution date occurs before or on or after the "stepdown date," which is the earlier of

         o the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

         o        the later of (1) the distribution date in September 2009 and
                  (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinated certificates plus any overcollateralized amount to (b) the aggregate stated principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this free writing prospectus;

         o whether cumulative losses on the mortgage loans (in the aggregate) are higher than certain levels specified in this free writing prospectus (a "cumulative loss trigger event"); and

         o whether the rate of delinquencies of the mortgage loans (in the aggregate) over any three-month period is higher than certain levels set forth in this free writing prospectus (a "delinquency trigger event").

A "trigger event" will be in effect if on any distribution date either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Distributions of principal to the classes of offered certificates are based on the "principal distribution amount," which is, generally for any distribution date and loan group, the amount of principal collected or advanced by the servicer on the mortgage loans in that loan group during the related due period, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus certain costs reimbursable to the trustee or the servicer.

Effect of the Stepdown Date If a Trigger Event is Not in Effect
---------------------------------------------------------------

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Distributions of Principal Distribution Amount for Loan Group 1" and "--Distributions of Principal Distribution Amount for Loan Group 2" in this free writing prospectus.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following priority:

(i)      concurrently:

     (a) from the principal distribution amount for loan group 1, in the following priority:

         first, to the Class A-R Certificates until its class certificate balance is reduced to zero;

         second, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, based on the group 1 senior certificates allocation method, until their respective class certificate balances are reduced to zero;

         third, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (after the distribution of the principal distribution amount for loan group 2 as described below), pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero, and

     (b) from the principal distribution amount for loan group 2, in the following priority:

         first, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero; and

         second, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates (after the distribution of the principal distribution amount for loan group 1 as described above), in accordance with the group 1 senior certificates allocation method, until their respective class certificate balances are reduced to zero;

(ii) from the remaining principal distribution amounts from both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(iii)    as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

(i)      concurrently,

         (a) from the principal distribution amount related to loan group 1, in the following priority:

         first, in an amount up to the group 1 senior principal distribution amount for that distribution date, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in accordance with the group 1 senior certificates allocation method, until their respective class certificate balances are reduced to zero; and

         second, in an amount up to the group 2 senior principal distribution amount for that distribution date, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (after the distribution of the principal distribution amount for loan group 2 as described below), pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero, and

         (b) from the principal distribution amount related to loan group 2, in the following priority:

         first, in an amount up to the group 2 senior principal distribution amount for that distribution date, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero; and

         second, in an amount up to the group 1 senior principal distribution amount for that distribution date, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates (after the distribution of the principal distribution amount for loan group 1 as described above), in accordance with the group 1 senior certificates allocation method, until their respective class certificate balances are reduced to zero; and

         (ii) from the remaining principal distribution amount from both loan groups, sequentially, to each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9

Certificates, in that order, the class principal distribution amount for each such class until their respective class certificate balances are reduced to zero; and

         (iii)    as part of the excess cashflow.

The Swap Contracts

The swap trustee, on behalf of the swap trust, will enter into two interest rate swap contracts as follows:

         o        the Class 2-A-1 swap contract with Deutsche Bank AG New York
                  Branch and

         o the certificate swap contract with Swiss Re Financial Products Corporation.

Class 2-A-1 Swap Contract

On each distribution date on or prior to the Class 2-A-1 swap contract termination date, the swap trustee will be obligated to pay to the Class 2-A-1 swap counterparty for the Class 2-A-1 swap contract an amount equal to the product of (a) the lesser of (1) the sum of (A) the pass-through rate of the Class 2-A-1 Certificates for that distribution date and (B) 0.06% per annum for any distribution date on or before the first possible optional termination date and 0.12% per annum for any distribution date after the first possible optional termination date and (2) the weighted average adjusted net mortgage rate of the group 2 mortgage loans, (b) a notional amount equal to the lesser of (1) the class certificate balance of the Class 2-A-1 Certificates immediately prior to that distribution date and (2) the aggregate stated principal balance of the group 2 mortgage loans as of the due date in the prior calendar month (after giving effect to principal prepayments received in the prepayment period related to that prior due date) and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360. In addition, on the business day preceding each distribution date on or prior to the Class 2-A-1 swap contract termination date, Class 2-A-1 the swap counterparty will be obligated to pay to the swap trustee an amount equal to the product of (a) the pass-through rate of the Class 2-A-1 Certificates for that distribution date and (b) a notional amount equal to the lesser of (1) the class certificate balance of the Class 2-A-1 Certificates immediately prior to that distribution date and
(2) the aggregate stated principal balance of the group 2 mortgage loans as of the due date in the prior calendar month (after giving effect to principal prepayments received in the prepayment period related to that prior due date) and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the swap trustee exceeds the amount payable by the Class 2-A-1 swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as swap trustee, to remit the amount of that excess to the Class 2-A-1 swap counterparty for the Class 2-A-1 swap contract. To the extent that the amount payable by the Class 2-A-1 swap counterparty exceeds the amount payable by the swap trustee, the Class 2-A-1 swap counterparty will be required to pay to the swap trustee the amount of that excess, reduced (but not below zero) by any amount received by the swap trustee on that distribution date with respect to the certificate swap contract that is used to pay current interest and interest carry forward amounts on the Class 2-A-1 Certificates. Any net payment received by the swap trustee from the Class 2-A-1 swap counterparty will be used to pay remaining current interest on the Class 2-A-1 Certificates. Any such net payment will not be available to cover any amounts on any other class of certificates.

Certificate Swap Contract

On each distribution date on or prior to the certificate swap contract termination date, the swap trustee will be obligated to pay to the certificate swap counterparty for the certificate swap contract an amount equal to the product of (a) 5.516% per annum, (b) 250, (c) the certificate swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360. In addition, on the business day preceding each distribution date on or prior to the certificate swap contract termination date, the certificate swap counterparty will be obligated to pay to the swap trustee an amount equal to the product of (a) one-month LIBOR (as determined by the certificate swap counterparty), (b) 250, (c) the certificate swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the swap trustee exceeds the amount payable by the certificate swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2, pro rata, the amount of that excess and, in its capacity as swap trustee, to remit the amount of that excess to the certificate swap counterparty for the certificate swap contract. To the extent that the amount payable by the certificate swap counterparty exceeds the amount payable by the swap trustee, the certificate swap counterparty will be required to pay to the swap trustee the amount of that excess. Any net payment received by the swap trustee from the certificate swap counterparty will be used to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization on those certificates.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity and the swap trust. The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases or Substitutions of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that the modification is in lieu of a refinancing.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess cashflow, overcollateralization, subordination, and the loss allocation features.

Overcollateralization
---------------------

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the offered certificates by approximately $4,818,565, which represents approximately 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount is called "overcollateralization" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

Excess Cashflow
---------------

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates, plus the weighted average expense fee rate and net swap payments. The "expense fee rate" is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to distribute interest on the certificates and the issuing entity expenses, will be used to reduce the aggregate class certificate balance of the certificates in order to maintain or restore the required level of overcollateralization.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

Application of Excess Cashflow

         The amount of any excess interest, together with certain amounts of the principal distribution amount not paid to the certificates on any distribution date, will be applied as "excess cashflow" in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

         Any excess cashflow will be distributed on each distribution date in the following priority:

1. to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to maintain or restore the required level of overcollateralization;

2. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
         Certificates, in that order, in each case in an amount equal to any interest carry forward amount for each such class;

3. concurrently, to the Class 1-A-5 and Class 2-A-3 Certificates, pro rata based on the respective outstanding unpaid realized loss amounts for such class, in an amount equal to the unpaid realized loss amount for each such class;

4. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
         Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

5. (i) to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover amounts to the extent needed to pay any unpaid net rate carryover for each such class (after application of payments under the Class 2-A-1 swap contract in the case of the Class 2-A-1 Certificates) and (ii), sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay any unpaid net rate carryover for each such class; provided, however, that, prior to the termination of the Class 2-A-1 swap contract, any amounts that would be distributed to the Class 2-A-1 Certificates in the absence of the Class 2-A-1 swap contract will instead be distributed to the Class 2-A-1 swap account;

6. concurrently, to the certificate swap account and the Class 2-A-1 swap account, pro rata based on the amounts of any swap termination payment due to the respective swap counterparty as a result of a swap counterparty trigger event under the respective swap contract, in an amount equal to any such swap termination payment due to the respective swap counterparty as a result of a swap counterparty trigger event under the respective swap contract;

7. to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

See "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus.

Subordination
-------------

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have the highest distribution priority.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess interest, net swap payments made to the issuing entity and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans in a loan group are allocated to the related support class of senior certificates.

See "Description of the Certificates" in this free writing prospectus.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated certificates will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans in loan group 1 will be allocated to the Class 1-A-5 Certificates until its class certificate balance is reduced to zero and any realized losses on the mortgage loans in loan group 2 will be allocated to the Class 2-A-3 Certificates until its Class Certificate balance is reduced to zero . Realized losses will not be allocated to the other classes of senior certificates.

See "Description of the Certificates--Allocation of Losses" in this free writing prospectus.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The rights of the LIBOR certificates to receive payments of net rate carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

The swap trust, the swap contracts, the swap accounts and the carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions, including satisfying the requirements of an investor based class exemption, are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                                          THE MORTGAGE POOL

                                                            Loan Group 1

                                            Mortgage Rates for the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
Range of                               Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Mortgage Rates (%)                        Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
4.501 - 5.000 .....................          13     $3,525,346.42          0.65%   $271,180.49      5.000%        707         77.48%
5.001 - 5.500 .....................          37      8,119,527.06          1.49     219,446.68      5.332         727         74.68
5.501 - 6.000 .....................         187     48,110,472.47          8.82     257,275.25      5.925         713         73.59
6.001 - 6.500 .....................         452    117,564,815.85         21.55     260,099.15      6.346         717         72.22
6.501 - 7.000 .....................         879    230,739,672.86         42.29     262,502.47      6.827         708         75.51
7.001 - 7.500 .....................         416     98,185,043.46         17.99     236,021.74      7.254         702         78.18
7.501 - 8.000 .....................         147     30,973,530.11          5.68     210,704.29      7.760         690         79.34
8.001 - 8.500 .....................          24      4,856,310.45          0.89     202,346.27      8.312         688         80.37
8.501 - 9.000 .....................          18      2,926,497.17          0.54     162,583.18      8.737         659         80.22
9.001 - 9.500 .....................           1        440,000.00          0.08     440,000.00      9.250         621         80.00
9.501 - 10.000 ....................           3        228,080.00          0.04      76,026.67      9.710         656         80.00
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.766% per annum.


                                    Current Principal Balances for the Group 1 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
Current Mortgage Loan                  Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Principal Balances ($)                    Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
0.01 - 50,000.00 ..................           4       $165,647.94          0.03%    $41,411.99      8.772%        722         80.00%
50,000.01 - 100,000.00 ............          96      7,978,580.73          1.46      83,110.22      7.090         704         71.63
100,000.01 - 150,000.00 ...........         277     35,354,862.51          6.48     127,634.88      6.879         711         75.11
150,000.01 - 200,000.00 ...........         375     66,348,153.01         12.16     176,928.41      6.837         703         76.51
200,000.01 - 250,000.00 ...........         385     87,002,225.74         15.94     225,979.81      6.780         706         75.73
250,000.01 - 300,000.00 ...........         350     96,106,575.46         17.61     274,590.22      6.777         705         75.61
300,000.01 - 350,000.00 ...........         296     95,802,808.50         17.56     323,658.14      6.703         711         75.87
350,000.01 - 400,000.00 ...........         265     99,803,575.36         18.29     376,617.27      6.701         706         76.08
400,000.01 - 450,000.00 ...........          99     40,901,227.65          7.50     413,143.71      6.777         712         73.10
450,000.01 - 500,000.00 ...........          16      7,610,968.95          1.39     475,685.56      6.809         740         75.04
500,000.01 - 550,000.00 ...........           6      3,141,000.00          0.58     523,500.00      6.316         719         67.16
550,000.01 - 600,000.00 ...........           2      1,109,520.00          0.20     554,760.00      6.875         681         80.00
650,000.01 - 700,000.00 ...........           1        672,000.00          0.12     672,000.00      6.625         747         64.00
700,000.01 - 750,000.00 ...........           5      3,672,150.00          0.67     734,430.00      6.600         773         57.42
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $250,651.95.


                                                           23


                                   Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
Original Loan-To-                      Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Value Ratios (%)                          Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
0.01 - 10.00 ......................           1       $100,100.00          0.02%   $100,100.00      5.250%        738          9.67%
10.01 - 20.00 .....................           3        359,485.88          0.07     119,828.63      6.375         739         17.75
20.01 - 30.00 .....................          14      2,628,151.28          0.48     187,725.09      6.402         742         25.69
30.01 - 40.00 .....................          26      6,138,174.13          1.12     236,083.62      6.564         721         36.16
40.01 - 50.00 .....................          45     10,524,819.49          1.93     233,884.88      6.554         715         46.61
50.01 - 60.00 .....................         115     32,680,809.70          5.99     284,180.95      6.476         718         56.41
60.01 - 70.00 .....................         218     59,096,147.93         10.83     271,083.25      6.595         706         65.74
70.01 - 80.00 .....................       1,679    417,616,392.77         76.53     248,729.24      6.819         707         79.36
80.01 - 90.00 .....................          50     10,862,347.50          1.99     217,246.95      7.004         697         87.67
90.01 - 100.00 ....................          26      5,662,867.17          1.04     217,802.58      6.712         712         94.76
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was
approximately 75.41%.


                                   Original Term To Stated Maturity for the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
Original Term to Stated                Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Maturity (months)                         Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
360 ...............................       2,177   $545,669,295.85        100.00%   $250,651.95      6.766%        708         75.41%
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================


                                Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Remaining Terms                         Group 1         Principal     Principal        Current    Average        FICO       Average
to Stated Maturity                     Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
(months)                                  Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
301 - 360 .........................       2,177   $545,669,295.85        100.00%   $250,651.95      6.766%        708         75.41%
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 359 months.


                                                           24


                         Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Geographic Area                           Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Alabama ...........................          10     $1,905,064.47          0.35%   $190,506.45      7.118%        705         83.97%
Alaska ............................           3        834,400.00          0.15     278,133.33      6.829         707         80.00
Arizona ...........................          97     20,750,041.58          3.80     213,917.95      6.855         702         76.30
Arkansas ..........................           4        865,420.00          0.16     216,355.00      6.147         744         77.69
California ........................         581    179,686,043.49         32.93     309,270.30      6.690         711         72.41
Colorado ..........................          50     10,779,433.44          1.98     215,588.67      6.651         722         76.60
Connecticut .......................          13      3,314,239.42          0.61     254,941.49      6.581         732         73.88
Delaware ..........................           3        628,200.00          0.12     209,400.00      6.540         744         78.54
District of Columbia ..............           6      1,479,839.41          0.27     246,639.90      7.093         699         71.17
Florida ...........................         214     43,729,832.59          8.01     204,345.01      7.019         697         76.34
Georgia ...........................          81     14,967,183.32          2.74     184,780.04      6.979         696         78.31
Hawaii ............................          10      4,309,610.00          0.79     430,961.00      6.469         713         77.71
Idaho .............................          14      2,656,494.99          0.49     189,749.64      6.661         702         78.39
Illinois ..........................          90     21,866,186.70          4.01     242,957.63      6.993         717         76.68
Indiana ...........................           8        997,970.00          0.18     124,746.25      6.279         686         78.27
Iowa ..............................           2        229,414.36          0.04     114,707.18      7.096         705         80.00
Kansas ............................           1        205,000.00          0.04     205,000.00      6.750         675         78.85
Kentucky ..........................           3        472,482.00          0.09     157,494.00      6.499         657         81.94
Louisiana .........................           4        636,061.75          0.12     159,015.44      6.756         679         81.19
Maine .............................           2        343,000.00          0.06     171,500.00      6.615         745         67.46
Maryland ..........................         138     36,093,649.85          6.61     261,548.19      6.953         703         78.24
Massachusetts .....................          35     11,782,029.89          2.16     336,629.43      6.743         743         71.05
Michigan ..........................         115     18,870,945.29          3.46     164,095.18      6.500         693         79.79
Minnesota .........................          26      5,285,972.70          0.97     203,306.64      6.747         726         78.35
Mississippi .......................           3        591,911.00          0.11     197,303.67      6.163         682         79.67
Missouri ..........................          16      2,934,396.77          0.54     183,399.80      6.987         722         80.01
Montana ...........................           7      1,221,720.00          0.22     174,531.43      6.476         699         74.92
Nevada ............................          70     17,762,729.33          3.26     253,753.28      6.706         711         77.77
New Hampshire .....................           7      1,486,916.80          0.27     212,416.69      6.830         730         79.61
New Jersey ........................          71     19,529,498.52          3.58     275,063.36      6.661         694         72.95
New Mexico ........................           5        736,160.93          0.13     147,232.19      7.116         702         84.50
New York ..........................          78     24,991,784.87          4.58     320,407.50      6.695         702         74.91
North Carolina ....................          28      6,144,447.90          1.13     219,444.57      6.924         713         74.61
Ohio ..............................          22      3,996,713.43          0.73     181,668.79      6.724         716         81.28
Oklahoma ..........................           6      1,177,280.00          0.22     196,213.33      6.411         682         80.67
Oregon ............................          39      9,417,738.92          1.73     241,480.49      6.707         711         78.45
Pennsylvania ......................          25      5,354,062.93          0.98     214,162.52      6.702         700         80.68
Rhode Island ......................           5      1,123,200.32          0.21     224,640.06      7.171         677         69.18
South Carolina ....................          23      5,355,866.00          0.98     232,863.74      6.863         714         74.66
South Dakota ......................           2        191,784.00          0.04      95,892.00      6.658         685         80.00
Tennessee .........................          18      2,435,535.15          0.45     135,307.51      6.801         725         82.52
Texas .............................          30      5,065,869.37          0.93     168,862.31      6.947         724         78.71
Utah ..............................          15      2,828,066.07          0.52     188,537.74      7.071         704         77.58
Vermont ...........................           2        402,000.00          0.07     201,000.00      7.078         782         77.03
Virginia ..........................         105     29,929,929.29          5.48     285,046.95      6.733         703         76.52
Washington ........................          73     17,391,699.60          3.19     238,242.46      6.684         720         78.30
West Virginia .....................           6      1,241,903.40          0.23     206,983.90      6.457         717         73.53


                         Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Geographic Area                           Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Wisconsin .........................          10      1,549,806.00          0.28     154,980.60      6.593         681         76.39
Wyoming ...........................           1        119,760.00          0.02     119,760.00      7.125         692         80.00
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================


                                                           25


                                      Mortgagors' Fico Scores for the Group 1 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
Range of FICO                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Credit Scores                             Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
821 - 840 .........................           1       $150,000.00          0.03%   $150,000.00      5.875%        825         28.30%
801 - 820 .........................          54     12,868,486.36          2.36     238,305.30      6.534         808         68.69
781 - 800 .........................         104     29,049,092.57          5.32     279,318.20      6.541         789         70.53
761 - 780 .........................         170     42,177,155.24          7.73     248,100.91      6.646         771         75.08
741 - 760 .........................         228     55,684,015.90         10.20     244,228.14      6.655         750         75.83
721 - 740 .........................         284     74,261,387.97         13.61     261,483.76      6.761         730         76.59
701 - 720 .........................         311     80,179,930.18         14.69     257,813.28      6.766         710         76.66
681 - 700 .........................         337     83,391,130.89         15.28     247,451.43      6.830         691         76.64
661 - 680 .........................         298     73,358,481.06         13.44     246,169.40      6.773         670         75.88
641 - 660 .........................         186     46,868,938.38          8.59     251,983.54      6.878         651         75.46
621 - 640 .........................         164     39,804,836.21          7.29     242,712.42      6.903         631         72.93
620 ...............................          25      4,946,375.19          0.91     197,855.01      7.189         620         75.72
Not available .....................          15      2,929,465.90          0.54     195,297.73      7.681           0         73.10
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans (not including the Group
1 Mortgage Loans for which the FICO Credit Score is not available) was approximately 708.


                                    Types of Mortgaged Properties for the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Property Type ...............             Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Single Family Residence ...........       1,143   $283,225,424.87         51.90%   $247,791.27      6.737%        705         75.32%
Planned Unit Development
(PUD) .............................         478    122,799,106.74         22.50     256,901.90      6.776         708         77.88
Condominium .......................         365     82,921,866.74         15.20     227,183.20      6.789         718         75.43
Two- to Four-Family
Residence .........................         146     46,771,090.01          8.57     320,349.93      6.856         715         69.35
Townhouse .........................          45      9,951,807.49          1.82     221,151.28      6.868         688         75.60
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================


                                               Purposes of the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Loan Purpose                              Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Purchase ..........................       1,372   $338,566,745.60         62.05%   $246,768.77      6.881%        713         79.24%
Refinance (Cash Out) ..............         551    148,040,291.31         27.13     268,675.66      6.602         698         68.01
Refinance (Rate/Term) .............         254     59,062,258.94         10.82     232,528.58      6.520         706         71.94
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================


                                                                 26


                                          Occupancy Types for the Group 1 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Occupancy Type                            Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Primary Home ......................       1,827   $466,155,508.45         85.43%   $255,148.06      6.741%        705         76.89%
Investment ........................         242     56,307,259.41         10.32     232,674.63      6.899         727         64.40
Secondary Home ....................         108     23,206,527.99          4.25     214,875.26      6.956         719         72.31
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) Based upon representations of the related mortgagors at the time of origination.


                                       Loan Documentation Type for the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Type of                                 Group 1         Principal     Principal        Current    Average        FICO       Average
Documentation                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Program                                   Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Full/Alternate ....................         520   $115,649,939.63         21.19%   $222,403.73      6.502%        711         77.33%
FastForward .......................           1        328,000.00          0.06     328,000.00      7.125         800         79.04
Stated Income .....................       1,085    287,806,913.16         52.74     265,259.83      6.815         708         77.39
No Ratio ..........................         174     44,233,847.26          8.11     254,217.51      6.957         712         74.00
No Income/No Asset ................         184     44,963,564.47          8.24     244,367.20      6.839         698         73.60
No Doc ............................         213     52,687,031.33          9.66     247,356.95      6.854         706         63.05
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================


                                        Ranges of Loan Age for the Group 1 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Range of                                Group 1         Principal     Principal        Current    Average        FICO       Average
Loan Ages                              Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
(months)                                  Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
0 .................................         970   $255,682,038.60         46.86%   $263,589.73      6.712%        707         75.16%
1 - 5 .............................       1,191    286,434,071.66         52.49     240,498.80      6.818         709         75.67
6 - 10 ............................          13      2,725,089.59          0.50     209,622.28      6.464         688         71.07
11 - 15 ...........................           2        356,352.05          0.07     178,176.03      6.785         695         80.00
21 - 25 ...........................           1        471,743.95          0.09     471,743.95      6.250         730         70.00
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately one month.


                                                                 27


                                            Loan Programs for the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Loan Program                              Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
3/1 CMT ...........................           5     $1,227,448.05          0.22%   $245,489.61      6.385%        701         65.02%
3/1 CMT Interest Only .............           1        142,561.75          0.03     142,561.75      7.000         680         88.83
3/1 LIBOR .........................          22      4,551,911.76          0.83     206,905.08      7.180         676         74.69
3/1 LIBOR 30/40 Balloon ...........           6      1,515,009.64          0.28     252,501.61      7.134         670         75.70
3/1 LIBOR Interest Only ...........          55     12,584,051.44          2.31     228,800.94      7.083         699         73.67
3/6 LIBOR .........................           9      2,054,760.32          0.38     228,306.70      7.129         749         76.44
3/6 LIBOR Interest Only ...........          82     19,645,989.79          3.60     239,585.24      6.255         717         76.83
5/1 CMT ...........................           3        495,624.57          0.09     165,208.19      6.151         702         66.97
5/1 CMT Interest Only .............          12      3,916,972.41          0.72     326,414.37      6.459         735         72.53
5/1 LIBOR .........................         109     25,585,947.50          4.69     234,733.46      6.847         701         70.29
5/1 LIBOR 30/40 Balloon ...........          28      7,163,330.51          1.31     255,833.23      6.961         690         74.79
5/1 LIBOR Interest Only ...........         767    213,646,306.41         39.15     278,547.99      6.709         708         73.80
5/6 LIBOR .........................          42      8,786,219.43          1.61     209,195.70      6.995         713         75.83
5/6 LIBOR Interest Only ...........         669    147,355,681.70         27.00     220,262.60      6.788         707         77.63
7/1 CMT Interest Only .............           1        375,200.00          0.07     375,200.00      6.750         757         80.00
7/1 LIBOR .........................          53     12,576,988.80          2.30     237,301.68      6.827         716         74.81
7/1 LIBOR 30/40 Balloon ...........           9      2,169,916.83          0.40     241,101.87      6.894         685         77.65
7/1 LIBOR Interest Only ...........         296     79,845,263.96         14.63     269,747.51      6.860         715         77.45
7/6 LIBOR .........................           1        292,559.99          0.05     292,559.99      7.000         694         80.00
7/6 LIBOR Interest Only ...........           7      1,737,550.99          0.32     248,221.57      6.688         690         78.91
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================


                                        Prepayment Charge Terms of the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Prepayment                              Group 1         Principal     Principal        Current    Average        FICO       Average
Charge Term                            Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
(months)                                  Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
0 .................................       1,361   $329,487,866.66         60.38%   $242,092.48      6.801%        713         76.05%
12 ................................         149     43,317,283.78          7.94     290,720.03      6.754         703         71.02
24 ................................         143     40,753,968.17          7.47     284,992.78      6.710         703         74.94
36 ................................         517    130,492,156.77         23.91     252,402.62      6.699         700         75.39
60 ................................           7      1,618,020.47          0.30     231,145.78      6.872         667         75.73
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================


                                                                 28


                                           Gross Margins for the Group 1 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
Range of Gross                         Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Margins (%)                               Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
1.500 - 1.999 .....................           1       $254,000.00          0.05%   $254,000.00      6.125%        775         41.30%
2.000 - 2.499 .....................       1,043    236,325,578.48         43.31     226,582.53      6.743         714         76.68
2.500 - 2.999 .....................         753    204,867,517.08         37.54     272,068.42      6.770         702         71.69
3.000 - 3.499 .....................         236     66,952,324.69         12.27     283,696.29      6.748         726         79.87
3.500 - 3.999 .....................         109     28,924,932.11          5.30     265,366.35      6.921         680         80.12
4.000 - 4.499 .....................          18      4,712,687.90          0.86     261,815.99      6.871         652         78.72
5.000 - 5.499 .....................          15      3,174,695.59          0.58     211,646.37      7.105         644         80.00
6.000 - 6.499 .....................           1        207,200.00          0.04     207,200.00      6.875         620         80.00
7.500 - 7.999 .....................           1        250,360.00          0.05     250,360.00      6.750         697         80.00
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 2.651%.


                                  Months To Initial Adjustment Date for the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
Range of
Number of                                                            Percent of                              Weighted
Months to                             Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Initial                                 Group 1         Principal     Principal        Current    Average        FICO       Average
Adjustment                             Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Date                                      Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
11 - 20 ...........................           1       $471,743.95          0.09%   $471,743.95      6.250%        730         70.00%
21 - 30 ...........................           8      1,996,830.04          0.37     249,603.76      6.361         686         70.71
31 - 40 ...........................         171     39,253,158.76          7.19     229,550.64      6.709         707         75.57
41 - 50 ...........................           2        356,352.05          0.07     178,176.03      6.785         695         80.00
51 - 60 ...........................       1,511    375,345,659.28         68.79     248,408.78      6.750         707         74.84
61 - 70 ...........................         117     31,248,071.20          5.73     267,077.53      6.796         701         76.97
71 - 80 ...........................           1        234,599.58          0.04     234,599.58      6.500         659         80.00
81 - 90 ...........................         366     96,762,880.99         17.73     264,379.46      6.854         714         77.15
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================


                                                                 29


                                      Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
Range of Maximum                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Mortgage Rate (%)                         Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
10.000 - 10.499 ...................          39     $9,411,146.38          1.72%   $241,311.45      5.185%        721         75.98%
10.500 - 10.999 ...................          78     20,975,212.23          3.84     268,912.98      5.798         715         73.28
11.000 - 11.499 ...................         389     99,501,053.98         18.23     255,786.77      6.193         718         73.15
11.500 - 11.999 ...................         816    216,907,491.98         39.75     265,818.00      6.729         710         74.29
12.000 - 12.499 ...................         496    121,295,933.36         22.23     244,548.25      7.097         703         77.91
12.500 - 12.999 ...................         217     48,515,352.32          8.89     223,573.05      7.419         697         78.28
13.000 - 13.499 ...................          72     15,177,357.42          2.78     210,796.63      7.401         698         76.62
13.500 - 13.999 ...................          48      9,556,511.08          1.75     199,093.98      7.932         695         78.20
14.000 - 14.499 ...................           9      2,199,507.05          0.40     244,389.67      8.366         662         79.08
14.500 - 14.999 ...................           9      1,701,238.05          0.31     189,026.45      8.643         690         80.77
15.000 - 15.499 ...................           3        273,292.00          0.05      91,097.33      9.000         679         79.25
15.500 - 15.999 ...................           1        155,200.00          0.03     155,200.00      9.750         664         80.00
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 11.845%.


                                     Initial Periodic Rate Cap for the Group 1 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Initial                                 Group 1         Principal     Principal        Current    Average        FICO       Average
Periodic Rate                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Cap (%)                                   Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
2.000 .............................          94    $21,610,564.06          3.96%   $229,899.62      7.066%        693         74.00%
3.000 .............................          86     20,151,702.28          3.69     234,322.12      6.273         720         76.86
5.000 .............................       1,927    487,352,265.84         89.31     252,907.25      6.765         708         75.37
6.000 .............................          70     16,554,763.67          3.03     236,496.62      7.004         725         76.55
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 4.838%.


                                   Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
Ranges of                             Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Subsequent                              Group 1         Principal     Principal        Current    Average        FICO       Average
Periodic Rate                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Cap (%)                                   Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
1.000 .............................         738   $162,957,653.09         29.86%   $220,809.83      6.713%        707         77.46%
2.000 .............................       1,439    382,711,642.76         70.14     265,956.67      6.789         709         74.53
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 1 Mortgage Loans was approximately
1.701%.


                                                                 30


                                         Origination Channel for the Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 1         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Mortgage Professionals                    Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Conduit ...........................       1,112   $256,928,268.26         47.08%   $231,050.60      6.765%        713         76.82%
Wholesale .........................         691    184,666,550.90         33.84     267,245.37      6.749         704         74.36
Correspondent .....................         336     94,025,882.59         17.23     279,838.94      6.828         706         73.82
Retail ............................          38     10,048,594.10          1.84     264,436.69      6.532         694         73.24
                                      ---------------------------------------------
    Total .........................       2,177   $545,669,295.85        100.00%
                                      =============================================




                                                                 31


                                                            Loan Group 2

                                            Mortgage Rates for the Group 2 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Range of                               Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Mortgage Rates (%)                        Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
4.501 - 5.000 .....................           3     $1,471,583.80          0.35%   $490,527.93      5.000%        721         79.49%
5.001 - 5.500 .....................           8      4,507,692.03          1.08     563,461.50      5.411         715         76.05
5.501 - 6.000 .....................          59     38,064,315.09          9.13     645,157.88      5.928         739         72.87
6.001 - 6.500 .....................         186    119,686,009.58         28.72     643,473.17      6.355         727         70.53
6.501 - 7.000 .....................         301    190,422,584.17         45.69     632,633.17      6.814         703         70.27
7.001 - 7.500 .....................          82     47,747,418.98         11.46     582,285.60      7.228         705         73.79
7.501 - 8.000 .....................          13      7,372,606.00          1.77     567,123.54      7.760         699         80.06
8.001 - 8.500 .....................           9      7,039,159.83          1.69     782,128.87      8.296         690         70.44
8.501 - 9.000 .....................           1        444,000.00          0.11     444,000.00      8.750         659         80.00
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.671% per annum.


                                    Current Principal Balances for the Group 2 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Current Mortgage Loan                  Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Principal Balances ($)                    Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
400,000.01 - 450,000.00 ...........          85    $36,881,627.49          8.85%   $433,901.50      6.784%        705         74.91%
450,000.01 - 500,000.00 ...........         130     61,971,833.11         14.87     476,706.41      6.760         708         76.00
500,000.01 - 550,000.00 ...........         122     64,138,516.94         15.39     525,725.55      6.619         715         73.98
550,000.01 - 600,000.00 ...........          79     45,739,095.67         10.98     578,975.89      6.584         712         73.22
600,000.01 - 650,000.00 ...........          71     44,875,099.91         10.77     632,043.66      6.654         707         73.24
650,000.01 - 700,000.00 ...........          26     17,666,598.84          4.24     679,484.57      6.527         733         68.44
700,000.01 - 750,000.00 ...........          29     21,002,317.09          5.04     724,217.83      6.719         730         68.98
750,000.01 - 800,000.00 ...........          12      9,352,802.49          2.24     779,400.21      6.727         716         74.01
800,000.01 - 850,000.00 ...........          20     16,551,129.43          3.97     827,556.47      6.645         711         67.26
850,000.01 - 900,000.00 ...........          11      9,620,227.49          2.31     874,566.14      6.332         736         69.22
900,000.01 - 950,000.00 ...........          20     18,597,253.00          4.46     929,862.65      6.671         701         69.00
950,000.01 - 1,000,000.00 .........          25     24,791,739.56          5.95     991,669.58      6.655         723         64.01
1,000,000.01 - 1,250,000.00 .......          13     14,701,378.47          3.53   1,130,875.27      6.647         726         63.75
1,250,000.01 - 1,500,000.00 .......          12     16,792,749.99          4.03   1,399,395.83      6.611         714         67.39
1,500,000.01 - 1,750,000.00 .......           3      4,885,000.00          1.17   1,628,333.33      6.753         697         55.98
1,750,000.01 - 2,000,000.00 .......           3      5,688,000.00          1.36   1,896,000.00      7.331         688         54.51
3,250,000.01 - 3,500,000.00 .......           1      3,500,000.00          0.84   3,500,000.00      6.875         678         56.00
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $629,539.83.



                                                                 32


                             Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Original Loan-To-                      Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Value Ratios (%)                          Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
10.01 - 20.00 .....................           1     $1,055,000.00          0.25%   $1,055,000.00    6.625%        713         15.98%
20.01 - 30.00 .....................           1        560,000.00          0.13     560,000.00      6.750         722         23.73
30.01 - 40.00 .....................          11      8,821,221.89          2.12     801,929.26      6.672         715         37.24
40.01 - 50.00 .....................          21     14,099,418.84          3.38     671,400.90      6.798         735         46.49
50.01 - 60.00 .....................          52     42,686,251.00         10.24     820,889.44      6.702         711         55.81
60.01 - 70.00 .....................         133     93,690,111.54         22.48     704,436.93      6.599         708         65.72
70.01 - 80.00 .....................         437    252,863,916.21         60.67     578,635.96      6.679         714         78.64
80.01 - 90.00 .....................           6      2,979,450.00          0.71     496,575.00      7.230         709         87.85
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately
71.27%.



                             Original Term To Stated Maturity for the Group 2 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Original Term to Stated                Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Maturity (months)                         Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
360 ...............................         662   $416,755,369.48        100.00%   $629,539.83      6.671%        713         71.27%
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================


                          Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Remaining Terms to Stated              Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Maturity (months)                         Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
301 - 360 .........................         662   $416,755,369.48        100.00%   $629,539.83      6.671%        713         71.27%
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately
360 months.


                                                                 33


                         Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Geographic Area                           Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Alabama ...........................           1       $692,000.00          0.17%   $692,000.00      6.125%        740         65.90%
Arizona ...........................          18     12,085,829.26          2.90     671,434.96      6.753         716         74.30
California ........................         383    234,099,892.66         56.17     611,226.87      6.617         712         72.00
Colorado ..........................           6      3,651,000.00          0.88     608,500.00      6.903         769         69.39
Connecticut .......................           6      7,629,500.00          1.83   1,271,583.33      6.828         705         59.10
District of Columbia ..............           2      1,933,400.00          0.46     966,700.00      7.069         667         68.59
Florida ...........................          27     19,076,451.46          4.58     706,535.24      6.663         712         69.36
Georgia ...........................           5      2,873,859.10          0.69     574,771.82      6.519         713         71.00
Hawaii ............................           6      6,785,000.00          1.63   1,130,833.33      6.668         720         59.59
Illinois ..........................          14      9,569,800.00          2.30     683,557.14      7.016         687         68.51
Indiana ...........................           2      1,148,372.03          0.28     574,186.02      7.057         751         61.00
Kansas ............................           1        432,000.00          0.10     432,000.00      6.125         713         80.00
Maryland ..........................          26     14,458,653.02          3.47     556,102.04      6.675         694         75.80
Massachusetts .....................           8      5,001,998.75          1.20     625,249.84      6.702         728         57.44
Michigan ..........................           7      4,971,743.47          1.19     710,249.07      6.610         725         76.64
Minnesota .........................           6      3,213,147.60          0.77     535,524.60      6.588         755         76.45
Missouri ..........................           2        962,400.00          0.23     481,200.00      7.233         664         80.00
Montana ...........................           2      1,767,000.00          0.42     883,500.00      6.985         761         67.62
Nevada ............................          13      8,048,787.80          1.93     619,137.52      6.640         713         71.16
New Jersey ........................          18      9,988,292.47          2.40     554,905.14      6.697         714         72.43
New York ..........................          32     19,551,631.36          4.69     610,988.48      6.842         712         72.03
North Carolina ....................           4      3,734,200.00          0.90     933,550.00      6.457         735         65.58
Ohio ..............................           3      1,706,000.00          0.41     568,666.67      6.856         728         80.00
Oregon ............................           3      1,591,400.00          0.38     530,466.67      6.997         700         80.00
Pennsylvania ......................           1        494,400.00          0.12     494,400.00      6.500         729         80.00
Rhode Island ......................           2      1,024,000.00          0.25     512,000.00      7.121         747         68.90
South Carolina ....................          13     10,214,460.00          2.45     785,727.69      6.828         725         63.33
Tennessee .........................           1        484,000.00          0.12     484,000.00      6.375         712         78.90
Texas .............................           5      3,649,421.00          0.88     729,884.20      6.587         738         73.86
Utah ..............................           5      4,224,160.00          1.01     844,832.00      6.978         726         61.73
Virginia ..........................          33     17,531,866.41          4.21     531,268.68      6.624         710         75.63
Washington ........................           6      3,582,703.09          0.86     597,117.18      6.834         701         71.96
West Virginia .....................           1        578,000.00          0.14     578,000.00      6.250         626         77.07
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================


                                                                 34


                                      Mortgagors' Fico Scores for the Group 2 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Range of FICO                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Credit Scores                             Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
801 - 820 .........................          12     $7,470,721.95          1.79%   $622,560.16      6.567%        807         69.27%
781 - 800 .........................          58     37,157,720.59          8.92     640,650.36      6.606         790         68.12
761 - 780 .........................          64     42,701,923.37         10.25     667,217.55      6.408         772         72.26
741 - 760 .........................          66     39,565,927.88          9.49     599,483.76      6.585         750         71.98
721 - 740 .........................          87     54,632,873.87         13.11     627,964.07      6.639         729         72.35
701 - 720 .........................          94     57,462,578.24         13.79     611,304.02      6.666         709         73.52
681 - 700 .........................          80     53,306,992.61         12.79     666,337.41      6.708         691         70.09
661 - 680 .........................          99     63,108,815.64         15.14     637,462.78      6.758         671         71.05
641 - 660 .........................          52     31,111,349.32          7.47     598,295.18      6.939         650         70.27
621 - 640 .........................          44     26,507,854.75          6.36     602,451.24      6.813         632         71.08
620 ...............................           4      2,519,532.00          0.60     629,883.00      6.907         620         65.62
Not available .....................           2      1,209,079.26          0.29     604,539.63      6.462           0         69.94
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans (not including the Group 2 Mortgage
Loans for which the FICO Credit Score is not available) was approximately 713.



                                    Types of Mortgaged Properties for the Group 2 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Property Type ...............             Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Single Family Residence ...........         425   $264,315,182.71         63.42%   $621,918.08      6.671%        712         70.76%
Planned Unit Development
(PUD) .............................         162    104,564,098.45         25.09     645,457.40      6.653         717         72.14
Condominium .......................          43     24,462,106.96          5.87     568,886.21      6.614         717         74.15
Two- to Four-Family
Residence..........................          28     20,973,781.36          5.03     749,063.62      6.853         711         69.32
Townhouse .........................           3      1,508,200.00          0.36     502,733.33      6.650         676         75.03
Cooperative .......................           1        932,000.00          0.22     932,000.00      6.250         704         78.98
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================




                                               Purposes of the Group 2 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Loan Purpose                              Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Purchase ..........................         302   $184,268,797.36         44.22%   $610,161.58      6.734%        721         76.12%
Refinance (Cash Out) ..............         223    139,883,645.92         33.56     627,280.92      6.636         705         67.34
Refinance (Rate/Term) .............         137     92,602,926.20         22.22     675,933.77      6.599         709         67.54
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================


                                                                 35


                                          Occupancy Types for the Group 2 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Occupancy Type                            Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Primary Home ......................         588   $363,072,492.43         87.12%   $617,470.23      6.650%        711         72.16%
Investment ........................          42     29,796,850.00          7.15     709,448.81      6.838         722         63.08
Secondary Home ....................          32     23,886,027.05          5.73     746,438.35      6.788         728         67.86
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------
(1) Based upon representations of the related mortgagors at the time of origination.


                                       Loan Documentation Type for the Group 2 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Type of                                 Group 2         Principal     Principal        Current    Average        FICO       Average
Documentation                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Program                                   Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Full/Alternate ....................         125    $86,342,489.04         20.72%   $690,739.91      6.435%        722         72.47%
FastForward .......................          11      6,517,450.00          1.56     592,495.45      6.412         756         77.05
Stated Income .....................         338    202,033,858.76         48.48     597,733.31      6.722         704         74.02
No Ratio ..........................          76     50,608,496.81         12.14     665,901.27      6.722         721         68.50
No Income/No Asset ................          49     29,201,156.00          7.01     595,941.96      6.802         712         67.00
No Doc ............................          63     42,051,918.87         10.09     667,490.78      6.800         721         60.96
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================


                                        Ranges of Loan Age for the Group 2 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Range of                                Group 2         Principal     Principal        Current    Average        FICO       Average
Loan Ages                              Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
(months)                                  Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
0 .................................         397   $245,463,317.80         58.90%   $618,295.51      6.679%        712         71.69%
1 - 5 .............................         263    170,440,551.68         40.90     648,062.93      6.660         714         70.62
6 - 10 ............................           2        851,500.00          0.20     425,750.00      6.563         683         77.12
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately zero months.


                                                                 36


                                            Loan Programs for the Group 2 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Loan Program                              Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
3/1 LIBOR .........................           6     $3,677,641.55          0.88%   $612,940.26      6.668%        699         70.35%
3/1 LIBOR Interest Only ...........          22     13,374,770.00          3.21     607,944.09      6.545         729         71.67
3/6 LIBOR .........................           2      1,798,737.31          0.43     899,368.66      7.844         721         65.42
3/6 LIBOR Interest
Only ..............................           9      7,299,575.00          1.75     811,063.89      6.652         691         69.38
5/1 CMT ...........................           1        998,979.46          0.24     998,979.46      5.875         780         71.43
5/1 CMT Interest Only .............           1        439,085.00          0.11     439,085.00      6.625         760         52.33
5/1 LIBOR .........................          30     17,183,786.22          4.12     572,792.87      6.620         713         72.50
5/1 LIBOR 30/40
Balloon ...........................           7      4,629,500.00          1.11     661,357.14      6.690         709         74.44
5/1 LIBOR Interest
Only ..............................         273    169,446,864.47         40.66     620,684.49      6.629         716         71.81
5/6 LIBOR .........................           3      1,999,734.06          0.48     666,578.02      6.819         718         68.49
5/6 LIBOR Interest Only ...........          96     56,532,080.99         13.56     588,875.84      6.561         716         72.23
7/1 CMT Interest Only .............           1        504,000.00          0.12     504,000.00      6.625         693         80.00
7/1 LIBOR .........................          12      7,375,902.49          1.77     614,658.54      6.903         682         69.97
7/1 LIBOR 30/40 Balloon ...........           1        445,705.00          0.11     445,705.00      6.875         638         80.00
7/1 LIBOR Interest Only ...........         190    126,331,376.89         30.31     664,901.98      6.765         709         69.90
7/6 LIBOR .........................           1        427,915.04          0.10     427,915.04      7.000         719         80.00
7/6 LIBOR Interest Only ...........           7      4,289,716.00          1.03     612,816.57      6.799         718         76.75
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================


                                        Prepayment Charge Terms of the Group 2 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Prepayment                              Group 2         Principal     Principal        Current    Average        FICO       Average
Charge Term                            Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
(months)                                  Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
0 .................................         404   $261,118,870.14         62.66%   $646,333.84      6.712%        719         70.33%
12 ................................          85     51,394,150.09         12.33     604,637.06      6.630         704         71.52
24 ................................          33     20,459,367.29          4.91     619,980.83      6.579         710         72.87
36 ................................         139     83,052,981.96         19.93     597,503.47      6.587         701         73.78
60 ................................           1        730,000.00          0.18     730,000.00      7.000         736         56.15
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================


                                                                 37


                                           Gross Margins for the Group 2 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Range of Gross                         Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Margins (%)                               Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
2.000 - 2.499 .....................         186   $111,421,230.57         26.74%   $599,038.87      6.567%        726         72.75%
2.500 - 2.999 .....................         426    279,796,329.91         67.14     656,798.90      6.700         708         69.91
3.000 - 3.499 .....................          36     18,584,660.00          4.46     516,240.56      6.729         732         79.94
3.500 - 3.999 .....................          11      5,364,229.00          1.29     487,657.18      6.997         671         79.41
4.000 - 4.499 .....................           1        527,920.00          0.13     527,920.00      6.875         673         80.00
5.000 - 5.499 .....................           2      1,061,000.00          0.25     530,500.00      7.262         635         74.52
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.652%.


                           Months To Initial Adjustment Date for the Group 2 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
Range of
Number of                                                            Percent of                              Weighted
Months to                             Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Initial                                 Group 2         Principal     Principal        Current    Average        FICO       Average
Adjustment                             Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Date                                      Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
21 - 30 ...........................           1       $424,000.00          0.10%   $424,000.00      6.375%        704         79.25%
31 - 40 ...........................          38     25,726,723.86          6.17     677,019.05      6.686         714         70.27
51 - 60 ...........................         365    225,532,359.20         54.12     617,896.87      6.600         717         71.50
61 - 70 ...........................          46     25,697,671.00          6.17     558,645.02      6.729         710         75.76
81 - 90 ...........................         212    139,374,615.42         33.44     657,427.43      6.774         707         70.21
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================


                                      Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Range of Maximum                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Mortgage Rate (%)                         Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
10.000 - 10.499 ...................           6     $3,159,503.80          0.76%   $526,583.97      5.141%        718         78.98%
10.500 - 10.999 ...................          18     11,566,069.46          2.78     642,559.41      5.783         745         71.95
11.000 - 11.499 ...................         151     95,657,140.35         22.95     633,491.00      6.206         732         71.93
11.500 - 11.999 ...................         313    200,233,682.41         48.05     639,724.22      6.692         705         69.94
12.000 - 12.499 ...................         121     73,429,107.75         17.62     606,852.13      7.058         709         73.31
12.500 - 12.999 ...................          28     15,818,340.84          3.80     564,940.74      7.238         703         72.27
13.000 - 13.499 ...................          14      8,330,815.04          2.00     595,058.22      7.279         733         70.86
13.500 - 13.999 ...................           5      2,921,750.00          0.70     584,350.00      8.013         673         81.66
14.000 - 14.499 ...................           4      3,923,000.00          0.94     980,750.00      8.191         678         63.04
14.500 - 14.999 ...................           2      1,715,959.83          0.41     857,979.92      8.500         706         76.72
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 11.746%.


                                                                 38


                                     Initial Periodic Rate Cap for the Group 2 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Initial                                 Group 2         Principal     Principal        Current    Average        FICO       Average
Periodic Rate                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Cap (%)                                   Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
2.000 .............................          29    $17,552,411.55          4.21%   $605,255.57      6.580%        721         70.97%
3.000 .............................           8      5,387,975.00          1.29     673,496.88      6.214         706         74.65
5.000 .............................         610    381,809,014.58         91.61     625,916.42      6.659         713         71.31
6.000 .............................          15     12,005,968.35          2.88     800,397.89      7.398         710         68.89
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 4.877%.




                             Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
Ranges of                             Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Subsequent                              Group 2         Principal     Principal        Current    Average        FICO       Average
Periodic Rate                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Cap (%)                                   Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
1.000 .............................         102    $59,092,690.05         14.18%   $579,340.10      6.475%        713         73.55%
2.000 .............................         560    357,662,679.43         85.82     638,683.36      6.704         713         70.89
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================
------------

(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 2 Mortgage Loans was approximately
1.858%.


                                         Origination Channel for the Group 2 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Mortgage Professionals                    Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Wholesale .........................         279   $172,121,679.89         41.30%   $616,923.58      6.711%        708         71.12%
Correspondent .....................         174    117,243,839.70         28.13     673,815.17      6.702         709         70.18
Conduit ...........................         192    116,707,042.08         28.00     607,849.18      6.618         724         72.50
Retail ............................          17     10,682,807.81          2.56     628,400.46      6.262         724         72.01
                                      ---------------------------------------------
    Total .........................         662   $416,755,369.48        100.00%
                                      =============================================


                                                                 39

                                                 The Mortgage Loans in the Aggregate

                                                Mortgage Rates for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Range of                               Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Mortgage Rates (%)                        Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
4.501 - 5.000 .....................          16     $4,996,930.22          0.52%   $312,308.14      5.000%        711         78.07%
5.001 - 5.500 .....................          45     12,627,219.09          1.31     280,604.87      5.360         723         75.17
5.501 - 6.000 .....................         246     86,174,787.56          8.95     350,304.01      5.926         724         73.28
6.001 - 6.500 .....................         638    237,250,825.43         24.65     371,866.50      6.351         722         71.37
6.501 - 7.000 .....................       1,180    421,162,257.03         43.76     356,917.17      6.821         706         73.14
7.001 - 7.500 .....................         498    145,932,462.44         15.16     293,037.07      7.245         703         76.75
7.501 - 8.000 .....................         160     38,346,136.11          3.98     239,663.35      7.760         692         79.48
8.001 - 8.500 .....................          33     11,895,470.28          1.24     360,468.80      8.303         689         74.49
8.501 - 9.000 .....................          19      3,370,497.17          0.35     177,394.59      8.739         659         80.19
9.001 - 9.500 .....................           1        440,000.00          0.05     440,000.00      9.250         621         80.00
9.501 - 10.000 ....................           3        228,080.00          0.02      76,026.67      9.710         656         80.00
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.725% per annum.



                                        Current Principal Balances for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Current Mortgage Loan                  Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Principal Balances ($)                    Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
0.01 - 50,000.00 ..................           4       $165,647.94          0.02%    $41,411.99      8.772%        722         80.00%
50,000.01 - 100,000.00 ............          96      7,978,580.73          0.83      83,110.22      7.090         704         71.63
100,000.01 - 150,000.00 ...........         277     35,354,862.51          3.67     127,634.88      6.879         711         75.11
150,000.01 - 200,000.00 ...........         375     66,348,153.01          6.89     176,928.41      6.837         703         76.51
200,000.01 - 250,000.00 ...........         385     87,002,225.74          9.04     225,979.81      6.780         706         75.73
250,000.01 - 300,000.00 ...........         350     96,106,575.46          9.99     274,590.22      6.777         705         75.61
300,000.01 - 350,000.00 ...........         296     95,802,808.50          9.95     323,658.14      6.703         711         75.87
350,000.01 - 400,000.00 ...........         265     99,803,575.36         10.37     376,617.27      6.701         706         76.08
400,000.01 - 450,000.00 ...........         184     77,782,855.14          8.08     422,732.91      6.781         708         73.95
450,000.01 - 500,000.00 ...........         146     69,582,802.06          7.23     476,594.53      6.766         712         75.89
500,000.01 - 550,000.00 ...........         128     67,279,516.94          6.99     525,621.23      6.605         715         73.66
550,000.01 - 600,000.00 ...........          81     46,848,615.67          4.87     578,377.97      6.591         711         73.38
600,000.01 - 650,000.00 ...........          71     44,875,099.91          4.66     632,043.66      6.654         707         73.24
650,000.01 - 700,000.00 ...........          27     18,338,598.84          1.91     679,207.36      6.530         734         68.28
700,000.01 - 750,000.00 ...........          34     24,674,467.09          2.56     725,719.62      6.702         736         67.26
750,000.01 - 800,000.00 ...........          12      9,352,802.49          0.97     779,400.21      6.727         716         74.01
800,000.01 - 850,000.00 ...........          20     16,551,129.43          1.72     827,556.47      6.645         711         67.26
850,000.01 - 900,000.00 ...........          11      9,620,227.49          1.00     874,566.14      6.332         736         69.22
900,000.01 - 950,000.00 ...........          20     18,597,253.00          1.93     929,862.65      6.671         701         69.00
950,000.01 - 1,000,000.00 .........          25     24,791,739.56          2.58     991,669.58      6.655         723         64.01
1,000,000.01 - 1,250,000.00 .......          13     14,701,378.47          1.53    1,130,875.27     6.647         726         63.75
1,250,000.01 - 1,500,000.00 .......          12     16,792,749.99          1.74    1,399,395.83     6.611         714         67.39
1,500,000.01 - 1,750,000.00 .......           3      4,885,000.00          0.51    1,628,333.33     6.753         697         55.98


                                        Current Principal Balances for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Current Mortgage Loan                  Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Principal Balances ($)                    Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
1,750,000.01 - 2,000,000 . ........           3      5,688,000.00          0.59    1,896,000.00     7.331         688         54.51
3,250,000.01 - 3,500,000.00 .......           1      3,500,000.00          0.36    3,500,000.00     6.875         678         56.00
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $339,001.29.


                                                                 40


                                       Original Loan-to-Value Ratios for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Original Loan-To-                      Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Value Ratios (%)                          Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
0.01 - 10.00 ......................           1       $100,100.00          0.01%   $100,100.00      5.250%        738          9.67%
10.01 - 20.00 .....................           4      1,414,485.88          0.15     353,621.47      6.561         719         16.43
20.01 - 30.00 .....................          15      3,188,151.28          0.33     212,543.42      6.463         739         25.35
30.01 - 40.00 .....................          37     14,959,396.02          1.55     404,308.00      6.628         718         36.79
40.01 - 50.00 .....................          66     24,624,238.33          2.56     373,094.52      6.694         726         46.54
50.01 - 60.00 .....................         167     75,367,060.70          7.83     451,299.76      6.604         714         56.07
60.01 - 70.00 .....................         351    152,786,259.47         15.88     435,288.49      6.597         707         65.72
70.01 - 80.00 .....................       2,116    670,480,308.98         69.67     316,862.15      6.766         710         79.09
80.01 - 90.00 .....................          56     13,841,797.50          1.44     247,174.96      7.053         700         87.71
90.01 - 100.00 ....................          26      5,662,867.17          0.59     217,802.58      6.712         712         94.76
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.61%.


                                       Original Term To Stated Maturity for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Original Term to Stated                Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Maturity (months)                         Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
360 ...............................       2,839   $962,424,665.33        100.00%   $339,001.29      6.725%        710         73.61%
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================


                              Remaining Terms to Stated Maturity for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Remaining Terms                         Group 2         Principal     Principal        Current    Average        FICO       Average
to Stated Maturity                     Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
(months)                                  Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
301 - 360 .........................       2,839   $962,424,665.33        100.00%   $339,001.29      6.725%        710         73.61%
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.


                                                                 41


                       Geographic Distribution of the Mortgaged Properties for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Geographic Area                           Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Alabama ...........................          11     $2,597,064.47          0.27%   $236,096.77      6.854%        715         79.15%
Alaska ............................           3        834,400.00          0.09     278,133.33      6.829         707         80.00
Arizona ...........................         115     32,835,870.84          3.41     285,529.31      6.818         707         75.57
Arkansas ..........................           4        865,420.00          0.09     216,355.00      6.147         744         77.69
California ........................         964    413,785,936.15         42.99     429,238.52      6.649         712         72.18
Colorado ..........................          56     14,430,433.44          1.50     257,686.31      6.715         734         74.78
Connecticut .......................          19     10,943,739.42          1.14     575,986.29      6.753         713         63.57
Delaware ..........................           3        628,200.00          0.07     209,400.00      6.540         744         78.54
District of Columbia ..............           8      3,413,239.41          0.35     426,654.93      7.079         681         69.71
Florida ...........................         241     62,806,284.05          6.53     260,606.99      6.911         702         74.22
Georgia ...........................          86     17,841,042.42          1.85     207,453.98      6.904         698         77.13
Hawaii ............................          16     11,094,610.00          1.15     693,413.13      6.590         717         66.63
Idaho .............................          14      2,656,494.99          0.28     189,749.64      6.661         702         78.39
Illinois ..........................         104     31,435,986.70          3.27     302,269.10      7.000         708         74.19
Indiana ...........................          10      2,146,342.03          0.22     214,634.20      6.695         721         69.03
Iowa ..............................           2        229,414.36          0.02     114,707.18      7.096         705         80.00
Kansas ............................           2        637,000.00          0.07     318,500.00      6.326         701         79.63
Kentucky ..........................           3        472,482.00          0.05     157,494.00      6.499         657         81.94
Louisiana .........................           4        636,061.75          0.07     159,015.44      6.756         679         81.19
Maine .............................           2        343,000.00          0.04     171,500.00      6.615         745         67.46
Maryland ..........................         164     50,552,302.87          5.25     308,245.75      6.874         700         77.54
Massachusetts .....................          43     16,784,028.64          1.74     390,326.25      6.730         738         67.00
Michigan ..........................         122     23,842,688.76          2.48     195,431.88      6.523         700         79.14
Minnesota .........................          32      8,499,120.30          0.88     265,597.51      6.687         737         77.63
Mississippi .......................           3        591,911.00          0.06     197,303.67      6.163         682         79.67
Missouri ..........................          18      3,896,796.77          0.40     216,488.71      7.048         708         80.01
Montana ...........................           9      2,988,720.00          0.31     332,080.00      6.777         736         70.61
Nevada ............................          83     25,811,517.13          2.68     310,982.13      6.685         711         75.71
New Hampshire .....................           7      1,486,916.80          0.15     212,416.69      6.830         730         79.61
New Jersey ........................          89     29,517,790.99          3.07     331,660.57      6.673         701         72.77
New Mexico ........................           5        736,160.93          0.08     147,232.19      7.116         702         84.50
New York ..........................         110     44,543,416.23          4.63     404,940.15      6.760         706         73.65
North Carolina ....................          32      9,878,647.90          1.03     308,707.75      6.748         721         71.20
Ohio ..............................          25      5,702,713.43          0.59     228,108.54      6.764         719         80.90
Oklahoma ..........................           6      1,177,280.00          0.12     196,213.33      6.411         682         80.67
Oregon ............................          42     11,009,138.92          1.14     262,122.36      6.749         709         78.67
Pennsylvania ......................          26      5,848,462.93          0.61     224,940.88      6.685         703         80.63
Rhode Island ......................           7      2,147,200.32          0.22     306,742.90      7.147         710         69.05
South Carolina ....................          36     15,570,326.00          1.62     432,509.06      6.840         721         67.23
South Dakota ......................           2        191,784.00          0.02      95,892.00      6.658         685         80.00
Tennessee .........................          19      2,919,535.15          0.30     153,659.74      6.730         723         81.92
Texas .............................          35      8,715,290.37          0.91     249,008.30      6.796         730         76.68
Utah ..............................          20      7,052,226.07          0.73     352,611.30      7.015         717         68.09
Vermont ...........................           2        402,000.00          0.04     201,000.00      7.078         782         77.03
Virginia ..........................         138     47,461,795.70          4.93     343,926.06      6.692         705         76.19
Washington ........................          79     20,974,402.69          2.18     265,498.77      6.709         717         77.22
West Virginia .....................           7      1,819,903.40          0.19     259,986.20      6.391         688         74.66
Wisconsin .........................          10      1,549,806.00          0.16     154,980.60      6.593         681         76.39


                       Geographic Distribution of the Mortgaged Properties for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Geographic Area                           Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Wyoming ...........................           1        119,760.00          0.01     119,760.00      7.125         692         80.00
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================


                                                                 42


                                          Mortgagors' Fico Scores for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Range of FICO                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Credit Scores                             Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
821 - 840 .........................           1       $150,000.00          0.02%   $150,000.00      5.875%        825         28.30%
801 - 820 .........................          66     20,339,208.31          2.11     308,169.82      6.546         807         68.91
781 - 800 .........................         162     66,206,813.16          6.88     408,684.03      6.577         789         69.18
761 - 780 .........................         234     84,879,078.61          8.82     362,731.11      6.526         771         73.66
741 - 760 .........................         294     95,249,943.78          9.90     323,979.40      6.626         750         74.23
721 - 740 .........................         371    128,894,261.84         13.39     347,423.89      6.710         730         74.80
701 - 720 .........................         405    137,642,508.42         14.30     339,858.05      6.724         710         75.35
681 - 700 .........................         417    136,698,123.50         14.20     327,813.25      6.783         691         74.09
661 - 680 .........................         397    136,467,296.70         14.18     343,746.34      6.766         671         73.65
641 - 660 .........................         238     77,980,287.70          8.10     327,648.27      6.902         650         73.39
621 - 640 .........................         208     66,312,690.96          6.89     318,811.01      6.867         632         72.19
620 ...............................          29      7,465,907.19          0.78     257,445.08      7.094         620         72.32
Not available .....................          17      4,138,545.16          0.43     243,443.83      7.325           0         72.18
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score is not available) was approximately 710.


                                        Types of Mortgaged Properties for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Property Type ...............             Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Single Family Residence ...........       1,568   $547,540,607.58         56.89%   $349,196.82      6.705%        708         73.12%
Planned Unit Development
(PUD) .............................         640    227,363,205.19         23.62     355,255.01      6.720         712         75.24
Condominium .......................         408    107,383,973.70         11.16     263,196.01      6.749         718         75.13
Two- to Four-Family
Residence .........................         174     67,744,871.37          7.04     389,338.34      6.855         714         69.34
Townhouse .........................          48     11,460,007.49          1.19     238,750.16      6.839         686         75.52
Cooperative .......................           1        932,000.00          0.10     932,000.00      6.250         704         78.98
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================


                                                   Purposes of the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Loan Purpose                              Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Purchase ..........................       1,674   $522,835,542.96         54.32%   $312,327.09      6.829%        716         78.14%
Refinance (Cash Out) ..............         774    287,923,937.23         29.92     371,994.75      6.619         702         67.69
Refinance (Rate/Term) .............         391    151,665,185.14         15.76     387,890.50      6.568         708         69.26
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================


                                                                 43


                                              Occupancy Types for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Occupancy Type                            Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Primary Home ......................       2,415   $829,228,000.88         86.16%   $343,365.63      6.701%        708         74.82%
Investment ........................         284     86,104,109.41          8.95     303,183.48      6.878         725         63.94
Secondary Home ....................         140     47,092,555.04          4.89     336,375.39      6.871         723         70.05
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------
(1) Based upon representations of the related mortgagors at the time of origination.


                                           Loan Documentation Type for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Type of                                 Group 2         Principal     Principal        Current    Average        FICO       Average
Documentation                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Program                                   Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Full/Alternate ....................         645   $201,992,428.67         20.99%   $313,166.56      6.474%        716         75.25%
FastForward .......................          12      6,845,450.00          0.71     570,454.17      6.446         758         77.14
Stated Income .....................       1,423    489,840,771.92         50.90     344,231.04      6.777         707         76.00
No Ratio ..........................         250     94,842,344.07          9.85     379,369.38      6.831         717         71.06
No Income/No Asset ................         233     74,164,720.47          7.71     318,303.52      6.824         703         71.00
No Doc ............................         276     94,738,950.20          9.84     343,257.07      6.830         713         62.12
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================


                                            Ranges of Loan Age for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Range of                                Group 2         Principal     Principal        Current    Average        FICO       Average
Loan Ages                              Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
(months)                                  Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
0 .................................       1,367   $501,145,356.40         52.07%   $366,602.31      6.696%        710         73.47%
1 - 5 .............................       1,454    456,874,623.34         47.47     314,219.14      6.759         711         73.78
6 - 10 ............................          15      3,576,589.59          0.37     238,439.31      6.488         687         72.51
11 - 15 ...........................           2        356,352.05          0.04     178,176.03      6.785         695         80.00


                                            Ranges of Loan Age for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Range of                                Group 2         Principal     Principal        Current    Average        FICO       Average
Loan Ages                              Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
(months)                                  Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
21 - 25 ...........................           1        471,743.95          0.05     471,743.95      6.250         730         70.00
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 1 month.


                                                                 44


                                                Loan Programs for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Loan Program                              Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
3/1 CMT ...........................           5     $1,227,448.05          0.13%   $245,489.61      6.385%        701         65.02%
3/1 CMT Interest Only .............           1        142,561.75          0.01     142,561.75      7.000         680         88.83
3/1 LIBOR .........................          28      8,229,553.31          0.86     293,912.62      6.951         686         72.75
3/1 LIBOR 30/40 Balloon ...........           6      1,515,009.64          0.16     252,501.61      7.134         670         75.70
3/1 LIBOR Interest Only ...........          77     25,958,821.44          2.70     337,127.55      6.806         714         72.64
3/6 LIBOR .........................          11      3,853,497.63          0.40     350,317.97      7.463         736         71.30
3/6 LIBOR Interest Only ...........          91     26,945,564.79          2.80     296,105.11      6.362         710         74.81
5/1 CMT ...........................           4      1,494,604.03          0.16     373,651.01      5.967         754         69.95
5/1 CMT Interest Only .............          13      4,356,057.41          0.45     335,081.34      6.475         737         70.50
5/1 LIBOR .........................         139     42,769,733.72          4.44     307,695.93      6.756         706         71.18
5/1 LIBOR 30/40 Balloon ...........          35     11,792,830.51          1.23     336,938.01      6.855         698         74.65
5/1 LIBOR Interest Only ...........       1,040    383,093,170.88         39.81     368,358.82      6.674         712         72.92
5/6 LIBOR .........................          45     10,785,953.49          1.12     239,687.86      6.962         714         74.47
5/6 LIBOR Interest Only ...........         765    203,887,762.69         21.18     266,519.95      6.725         710         76.13
7/1 CMT Interest Only .............           2        879,200.00          0.09     439,600.00      6.678         720         80.00
7/1 LIBOR .........................          65     19,952,891.29          2.07     306,967.56      6.855         703         73.02
7/1 LIBOR 30/40 Balloon ...........          10      2,615,621.83          0.27     261,562.18      6.891         677         78.05
7/1 LIBOR Interest Only ...........         486    206,176,640.85         21.42     424,231.77      6.802         711         72.82
7/6 LIBOR .........................           2        720,475.03          0.07     360,237.52      7.000         709         80.00
7/6 LIBOR Interest Only ...........          14      6,027,266.99          0.63     430,519.07      6.767         710         77.37
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================


                                            Prepayment Charge Terms of the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Prepayment                              Group 2         Principal     Principal        Current    Average        FICO       Average
Charge Term                            Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
(months)                                  Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
0 .................................       1,765   $590,606,736.80         61.37%   $334,621.38      6.762%        716         73.52%
12 ................................         234     94,711,433.87          9.84     404,749.72      6.687         703         71.29
24 ................................         176     61,213,335.46          6.36     347,803.04      6.666         706         74.25
36 ................................         656    213,545,138.73         22.19     325,526.13      6.655         700         74.76
60 ................................           8      2,348,020.47          0.24     293,502.56      6.912         689         69.64
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================


                                                                 45


                                               Gross Margins for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Range of Gross                         Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Margins (%)                               Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
1.500 - 1.999 .....................           1       $254,000.00          0.03%   $254,000.00      6.125%        775         41.30%
2.000 - 2.499 .....................       1,229    347,746,809.05         36.13     282,951.02      6.686         718         75.42
2.500 - 2.999 .....................       1,179    484,663,846.99         50.36     411,080.45      6.730         705         70.67
3.000 - 3.499 .....................         272     85,536,984.69          8.89     314,474.21      6.744         727         79.89
3.500 - 3.999 .....................         120     34,289,161.11          3.56     285,743.01      6.932         679         80.01
4.000 - 4.499 .....................          19      5,240,607.90          0.54     275,821.47      6.872         654         78.85
5.000 - 5.499 .....................          17      4,235,695.59          0.44     249,158.56      7.144         642         78.63
6.000 - 6.499 .....................           1        207,200.00          0.02     207,200.00      6.875         620         80.00
7.500 - 7.999 .....................           1        250,360.00          0.03     250,360.00      6.750         697         80.00
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.652%.


                                      Months To Initial Adjustment Date for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
Range of
Number of                                                            Percent of                              Weighted
Months to                             Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Initial                                 Group 2         Principal     Principal        Current    Average        FICO       Average
Adjustment                             Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Date                                      Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
11 - 20 ...........................           1       $471,743.95          0.05%   $471,743.95      6.250%        730         70.00%
21 - 30 ...........................           9      2,420,830.04          0.25     268,981.12      6.364         689         72.21
31 - 40 ...........................         209     64,979,882.62          6.75     310,908.53      6.700         710         73.47
41 - 50 ...........................           2        356,352.05          0.04     178,176.03      6.785         695         80.00
51 - 60 ...........................       1,876    600,878,018.48         62.43     320,297.45      6.694         711         73.58
61 - 70 ...........................         163     56,945,742.20          5.92     349,360.38      6.765         705         76.43
71 - 80 ...........................           1        234,599.58          0.02     234,599.58      6.500         659         80.00
81 - 90 ...........................         578    236,137,496.41         24.54     408,542.38      6.807         710         73.05
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================


                                                                 46


                                          Maximum Mortgage Rates for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
Range of Maximum                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Mortgage Rate (%)                         Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
10.000 - 10.499 ...................          45    $12,570,650.18          1.31%   $279,347.78      5.174%        720         76.73%
10.500 - 10.999 ...................          96     32,541,281.69          3.38     338,971.68      5.793         725         72.80
11.000 - 11.499 ...................         540    195,158,194.33         20.28     361,404.06      6.199         725         72.55
11.500 - 11.999 ...................       1,129    417,141,174.39         43.34     369,478.45      6.711         708         72.20
12.000 - 12.499 ...................         617    194,725,041.11         20.23     315,599.74      7.083         705         76.18
12.500 - 12.999 ...................         245     64,333,693.16          6.68     262,586.50      7.374         698         76.80
13.000 - 13.499 ...................          86     23,508,172.46          2.44     273,350.84      7.358         710         74.58
13.500 - 13.999 ...................          53     12,478,261.08          1.30     235,438.89      7.951         690         79.01
14.000 - 14.499 ...................          13      6,122,507.05          0.64     470,962.08      8.254         672         68.80
14.500 - 14.999 ...................          11      3,417,197.88          0.36     310,654.35      8.571         698         78.74
15.000 - 15.499 ...................           3        273,292.00          0.03      91,097.33      9.000         679         79.25
15.500 - 15.999 ...................           1        155,200.00          0.02     155,200.00      9.750         664         80.00
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.802%.


                                         Initial Periodic Rate Cap for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Initial                                 Group 2         Principal     Principal        Current    Average        FICO       Average
Periodic Rate                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Cap (%)                                   Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
2.000 .............................         123    $39,162,975.61          4.07%   $318,398.18      6.848%        705         72.64%
3.000 .............................          94     25,539,677.28          2.65     271,698.69      6.261         717         76.39
5.000 .............................       2,537    869,161,280.42         90.31     342,594.12      6.719         710         73.59
6.000 .............................          85     28,560,732.02          2.97     336,008.61      7.170         719         73.33
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 4.855%.


                                       Subsequent Periodic Rate Cap for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
Ranges of                             Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Subsequent                              Group 2         Principal     Principal        Current    Average        FICO       Average
Periodic Rate                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Cap (%)                                   Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
1.000 .............................         840   $222,050,343.14         23.07%   $264,345.65      6.650%        708         76.42%
2.000 .............................       1,999    740,374,322.19         76.93     370,372.35      6.748         711         72.77


                                       Subsequent Periodic Rate Cap for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
Ranges of                             Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
Subsequent                              Group 2         Principal     Principal        Current    Average        FICO       Average
Periodic Rate                          Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Cap (%)                                   Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
1.000 .............................         840   $222,050,343.14         23.07%   $264,345.65      6.650%        708         76.42%
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================
------------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable Rate Mortgage Loans was
approximately 1.769%.


                                                                 47


                                                         Origination Channel
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of                              Weighted
                                      Number of         Aggregate     Aggregate        Average   Weighted     Average      Weighted
                                        Group 2         Principal     Principal        Current    Average        FICO       Average
                                       Mortgage           Balance       Balance      Principal   Mortgage      Credit      Loan-to-
Mortgage Professionals                    Loans       Outstanding   Outstanding        Balance       Rate       Score   Value Ratio
Conduit ...........................       1,304   $373,635,310.34         38.82%   $286,530.15      6.719%        716         75.47%
Wholesale .........................         970    356,788,230.79         37.07     367,822.92      6.730         706         72.80
Correspondent .....................         510    211,269,722.29         21.95     414,254.36      6.759         708         71.80
Retail ............................          55     20,731,401.91          2.15     376,934.58      6.393         709         72.61
                                      ---------------------------------------------
    Total .........................       2,839   $962,424,665.33        100.00%
                                      =============================================

                        DESCRIPTION OF THE CERTIFICATES

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates will represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the certificate swap contract referred to in this free writing prospectus. The Class 2-A-1 Certificates also will represent undivided beneficial ownership interests in the swap trust's rights under the Class 2-A-1 Swap Contract referred to in this free writing prospectus.

         The Mortgage Pass-Through Certificates, Series 2006-AR27 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class P-1, Class P-2 and Class C Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class P-1, Class P-2 and Class C Certificates (all of which are together referred to as the "private certificates") are not offered by this free writing prospectus.

         When describing the Offered Certificates in this free writing prospectus, we use the following terms:

               Designation                                    Classes of Certificates
------------------------------------- ------------------------------------------------------------------------
          Senior Certificates          Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class
                                             2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R Certificates

       Subordinated  Certificates     Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                                                     M-7, Class M-8 and Class M-9 Certificates

           LIBOR Certificates           Senior Certificates (other than the Class A-R Certificates) and the
                                                             Subordinated Certificates

          Offered Certificates                   LIBOR Certificates and the Class A-R Certificates


The certificates are generally referred to as the following types:

                       Class                                            Type
------------------------------------- ------------------------------------------------------------------------
     Class 1-A-1 Certificates:                     Senior/ Floating Pass-Through Rate/Super Senior

     Class 1-A-2 Certificates:                     Senior/ Floating Pass-Through Rate/ Super Senior

     Class 1-A-3 Certificates:                     Senior/ Floating Pass-Through Rate/ Super Senior

     Class 1-A-4 Certificates:                     Senior/ Floating Pass-Through Rate/ Super Senior

     Class 1-A-5 Certificates:                       Senior/ Floating Pass-Through Rate/ Support

     Class 2-A-1 Certificates:                     Senior/ Floating Pass-Through Rate/ Super Senior

     Class 2-A-2 Certificates:                     Senior/ Floating Pass-Through Rate/ Super Senior



                                      49

     Class 2-A-3 Certificates:                       Senior/ Floating Pass-Through Rate/ Support

     Class A-R Certificates:                                        REMIC Residual

     Subordinated Certificates:                        Subordinate/ Floating Pass-Through Rate

     Class P-1 Certificates:                                      Prepayment Charges

     Class P-2 Certificates:                                      Prepayment Charges

     Class C Certificates:                                             Residual

         The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The private certificates will not bear interest. The Class P-1 will be entitled to all hard prepayment charges received in respect of the Mortgage Loans, the Class P-2 will be entitled to all soft prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates. The initial Class Certificate Balances are set forth in the "Summary--Description of the Certificates" in this free writing prospectus.

         The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal and

o with respect to the subordinated certificates and the Class 1-A-5 and Class 2-A-3 Certificates, the amount of Applied Realized Loss Amounts allocated to that class;

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of Offered Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

         Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Offered Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any interest accrual period preceding the Distribution Date on which such increase occurs.

Book-Entry Certificates

         The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class P-1 Certificates will be entitled to all hard prepayment charges received on the Mortgage Loans, the Class P-2 Certificates will be entitled to all soft prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

The Swap Trust

         The trustee, in its capacity as trustee of the swap trust (the "swap trust" and the trustee, in such capacity, the "swap trustee"), will establish and maintain two accounts as part of the swap trust, the Class 2-A-1 Swap Account (the "Class 2-A-1 Swap Account" ) and the Certificate Swap Account (the "Certificate Swap Account" and, together with the Class 2-A-1 Swap Account, the "Swap Accounts") on behalf of the holders of the Class 2-A-1 Certificates and the Class 2-A-1 Swap Counterparty, in the case of the Class 2-A-1 Swap Contract, and holders of the LIBOR Certificates and the Certificate Swap Counterparty, in the case of the Certificate Swap Contract.

         With respect to each Distribution Date, the trustee will deposit into the Class 2-A-1 Swap Account any portion of the Interest Funds for loan group 2 for that Distribution Date (and, if necessary, any portion of the Group 2 Principal Remittance Amount for that Distribution Date) that are to be remitted to the swap trustee for payment to the Class 2-A-1 Swap Counterparty in respect of the Class 2-A-1 Swap Contract or any amounts received from the Class 2-A-1 Swap Counterparty in respect of the Class 2-A-1 Swap Contract, as the case may be depending on whether a Net Swap Payment is due to the Class 2-A-1 Swap Counterparty or from the Class 2-A-1 Swap Counterparty, as described below under "-- The Swap Contracts." With respect to each Distribution Date, following the deposit to the Class 2-A-1 Swap Account described in the preceding sentence, the swap trustee will make either a corresponding withdrawal from the Class 2-A-1 Swap Account for payment to the Class 2-A-1 Swap Counterparty or distribution to the holders of the Class 2-A-1 Certificates, as the case may be depending on whether a Net Swap Payment is due to the Class 2-A-1 Swap Counterparty or from the Class 2-A-1 Swap Counterparty in respect of the Class 2-A-1 Swap Contract.

         With respect to each Distribution Date, the trustee will deposit into the Certificate Swap Account any portion of the Interest Funds for each loan group for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for each loan group for that Distribution Date) that are to be remitted to the swap trustee for payment to the Certificate Swap Counterparty in respect of the Certificate Swap Contract or any amounts received from the Certificate Swap Counterparty in respect of the Certificate Swap Contract, as the case may be depending on whether a Net Swap Payment is due to the Certificate Swap Counterparty or from the Certificate Swap Counterparty, as described below under "-- The Swap Contracts." With respect to each Distribution Date, following the deposit to the Certificate Swap Account described in the preceding sentence, the swap trustee will make either a corresponding withdrawal from the Certificate Swap Account for payment to the Certificate Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Certificate Swap Counterparty or from the Certificate Swap Counterparty in respect of the Certificate Swap Contract.

Investments of Amounts Held in Accounts

         The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

         The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

         The Distribution Account, Swap Accounts and Carryover Reserve Fund. Funds in the Distribution Account, Swap Accounts and Carryover Reserve Fund will not be invested.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


    Type / Recipient (1)                         Amount                       General Purpose
-------------------------      ----------------------------------------    ---------------------
Fees
Servicing Fee / Servicer       0.375% per annum of the Stated Principal    Compensation
                               Balance of each Mortgage Loan (3)


Additional Servicing           o        All late payment fees,             Compensation
Compensation / Servicer          assumption fees and other similar
                                 charges (excluding prepayment charges)
                               o        All investment income earned on    Compensation
                                 amounts on deposit in the Certificate
                                 Account.
                               o        Excess Proceeds (5)                Compensation


Trustee Fee / Trustee          0.0025% per annum of the Stated Principal   Compensation
                               Balance of each Mortgage Loan
Expenses
Insurance expenses / Servicer  Expenses incurred by the Servicer           Reimbursement of
                                                                           Expenses





    Type / Recipient (1)                          Source (2)                          Frequency
------------------------         -------------------------------------------   --------------------
Fees
Servicing Fee / Servicer         Interest collected with respect to each                Monthly
                                 Mortgage Loan and any Liquidation Proceeds
                                 or Subsequent Recoveries that are allocable
                                 to accrued and unpaid interest (4)

Additional Servicing             Payments made by obligors with respect to         Time to time
Compensation / Servicer          the Mortgage Loans

                                 Investment income related to the Certificate           Monthly
                                 Account

                                 Liquidation Proceeds and Subsequent               Time to time
                                 Recoveries

Trustee Fee / Trustee            Interest Remittance Amount                             Monthly

Expenses
Insurance expenses / Servicer    To the extent the expenses are covered by an      Time to time
                                 insurance policy with respect to the
                                 Mortgage Loan

                                                                 56

    Type / Recipient (1)                         Amount                       General Purpose
------------------------       -------------------------------------       --------------------
Fees

Net Swap Payment / Swap        Net Swap Payment, if any                    Compensation
Counterparty

Servicing Advances /           To the extent of funds available, the       Reimbursement of
Servicer                       amount of any Servicing Advances.           Expenses



Indemnification expenses /     Amounts for which the seller, the           Indemnification
the Seller, the Servicer and   Servicer and the depositor are entitled
the Depositor                  to indemnification (7)




    Type / Recipient (1)                        Source (2)                          Frequency
--------------------------     -------------------------------------------   ---------------------
Fees

Net Swap Payment / Swap        Swap Contracts                                    Time to time
Counterparty

Servicing Advances /           With respect to each Mortgage Loan, late          Time to time
Servicer                       recoveries of the payments of the costs and
                               expenses, Liquidation Proceeds, Subsequent
                               Recoveries, purchase proceeds or repurchase
                               proceeds for that Mortgage Loan (6)

Indemnification expenses /     Amounts on deposit on the Certificate             Time to time
the Seller, the Servicer and   Account on any Distribution Account Deposit
the Depositor                  Date, following the transfer to the
                               Distribution Account


(1)      If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the
         Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)      Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)      The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)      The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)      "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus
         (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)      Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)      Each of the seller, the Servicer and the depositor is entitled to indemnification of certain expenses.


                                                                 57


Distributions

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in September 2006 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

         On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P-1 and Class P-2 Certificates.

         The "Interest Remittance Amount" for either loan group and any Distribution Date is equal to:

                  (a) the sum, without duplication, of:

                           (1) all interest on the Mortgage Loans in that loan
                  group due on the related Due Date and received on or prior to the related Determination Date, less the related Servicing Fees,

                           (2) all interest on prepayments on the Mortgage
                  Loans in that loan group, other than Prepayment Interest
                  Excess,

                           (3) all Advances relating to interest in respect of
                  the Mortgage Loans in that loan group,

                           (4) amounts paid by the Servicer in respect of
                  Compensating Interest related to the Mortgage Loans in that loan group, and

                           (5) liquidation proceeds on the Mortgage Loans in
                  that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

                  minus

                  (b) all Advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

         The "Principal Remittance Amount" for any either loan group and Distribution Date is equal to:

                  (a) the sum, without duplication, of:

                           (1) the principal collected or advanced on the
                  Mortgage Loans in that loan group with respect to the related Due Date,

                           (2) prepayments on the Mortgage Loans in that loan
                  group collected in the related Prepayment Period;

                           (3) the Stated Principal Balance of each Mortgage
                  Loan in that loan group that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date (other than Mortgage Loans repurchased due to a modification of the Mortgage Loan);

                           (4) any Substitution Adjustment Amounts in respect
                  of Mortgage Loans in that loan group, and

                           (5) all liquidation proceeds in respect of Mortgage
                  Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period;

                  minus

                  (b) all non-recoverable Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

         "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

         General. On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest that has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and, in the case of the senior certificates, any Interest Carry Forward Amount. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

         The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the first possible Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the lesser of (x) the related Net Rate Cap and (y) a per annum rate of 10.5%; provided that the Class 2-A-1 Certificates will not be subject to the related Net Rate Cap and the maximum rate unless the Class 2-A-1 Swap Contract terminates prior to the scheduled Class 2-A-1 Swap Contract Termination Date. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap or the maximum rate, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from related remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions," and from payments (if any) allocated to the issuing entity in respect of the Certificate Swap Contract that is available for that purpose.

         Distributions of Interest Funds. On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following priority, until such Interest Funds have been fully distributed:

         1.       concurrently:

                          (a) from the Interest Funds for loan group 2, to the
                  Class 2-A-1 Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Class 2-A-1 Swap Counterparty under the Class 2-A-1 Swap Contract with respect to that Distribution Date; and

                          (b) from the Interest Funds for both loan groups,
                  pro rata based on the Interest Funds for each loan group, to the Certificate Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap

                  Counterparty Trigger Event) payable to the Certificate Swap Counterparty under the Certificate Swap Contract with respect to such Distribution Date;

         2.       concurrently:

                           (a) from Interest Funds for Loan Group 1,
                  concurrently, to the group 1 senior certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date; and

                           (b) from Interest Funds for Loan Group 2,
                  concurrently, to each class of group 2 senior certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date (except, in the case of the Class 2-A-1 Certificates, only to the extent of the lesser of (x) the Weighted Average Adjusted Net Mortgage Rate of the group 2 mortgage loans and (y) the maximum rate of 10.5%); provided, however, that, prior to the termination of the Class 2-A-1 Swap Contract, any amounts of Current Interest that would be distributed to the Class 2-A-1 Certificates in the absence of the Class 2-A-1 Swap Contract will instead be distributed to the Class 2-A-1 Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Class 2-A-1 Swap Counterparty, then any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class 2-A-1 Certificates in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the Class 2-A-1 Swap Account;

         3. from the remaining Interest Funds for both loan groups to each class of senior certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (2)(a) or (2)(b) above, based on the amount of interest each such class is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each such class is entitled to receive on that Distribution Date, will be distributed to each class of senior certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount (except, in the case of the Class 2-A-1 Certificates, only to the extent of the lesser of (x) the Weighted Average Adjusted Net Mortgage Rate of the group 2 mortgage loans and (y) the maximum rate of 10.5%); provided, however, that, prior to the termination of the Class 2-A-1 Swap Contract, any amounts of Current Interest that would be distributed to the Class 2-A-1 Certificates in the absence of the Class 2-A-1 Swap Contract will instead be distributed to the Class 2-A-1 Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Class 2-A-1 Swap Counterparty, then any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class 2-A-1 Certificates in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment remaining after the distributions in (2)(b) above, to the Class 2-A-1 Swap Account;

         4. from the Interest Funds remaining undistributed for each loan group after distribution pursuant to clauses 1., 2. and 3. above in the following priority:

          first, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each such class and that Distribution Date; and

         second, for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization" below, any such Interest Funds remaining undistributed for that Distribution Date.

         Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

         LIBOR Certificates.
         ------------------

         The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the least of:

         (1) One-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Interest Accrual Period,

         (2) the related Net Rate Cap for that Distribution Date, provided that the Net Rate Cap will not apply to the Class 2-A-1 Certificates unless the Class 2-A-1 Swap Contract terminates prior to the scheduled Class 2-A-1 Swap Contract Termination Date, and

         (c) a per annum rate of 10.5%; provided that this rate will not apply to the Class 2-A-1 Certificates unless the Class 2-A-1 Swap Contract terminates prior to the scheduled Class 2-A-1 Swap Contract Termination Date.

         The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates                     Pass-Through Margin
---------------------------                     -------------------
                                                   (1)              (2)
                                             ----------------------------
Class 1-A-1............................      0.080             0.160
Class 1-A-2............................      0.170             0.340
Class 1-A-3............................      0.270             0.540
Class 1-A-4............................      0.190             0.380
Class 1-A-5............................      0.270             0.540
Class 2-A-1............................      0.130% (3)        0.260% (3)
Class 2-A-2............................      0.200             0.400
Class 2-A-3............................      0.260             0.520
Class M-1..............................      0.310             0.465
Class M-2..............................      0.330             0.495
Class M-3..............................      0.360             0.540
Class M-4..............................      0.420             0.630
Class M-5..............................      0.450             0.675
Class M-6..............................      0.500             0.750
Class M-7..............................      1.050             1.575
Class M-8..............................      2.000             3.000
Class M-9..............................      2.500             3.750

----------
(1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.
(2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.
(3) In the event that the Class 2-A-1 Swap Contract terminates before the scheduled Class 2-A-1 Swap Contract Termination Date, the Pass-Through Margin for the Class 2-A-1 Certificates will increase by 0.06% on or prior to the first possible Optional Termination Date and will increase by 0.12% after the first possible Optional Termination Date.

         Class A-R Certificates.
         ----------------------

         The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the group 1 mortgage loans. The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 6.3888% per annum.

         Definitions Related to Interest Calculations.

         The "Interest Accrual Period" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. The Interest Accrual Period for the Class A-R Certificates will be the calendar month preceding the month of the Distribution Date. Interest on the Class A-R Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

         The "Interest Funds" for either loan group for any Distribution Date are equal to the Interest Remittance Amount for that loan group minus the Trustee Fee for that loan group for that Distribution Date.

         "Current Interest" with respect to each class of Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date.

         "Interest Carry Forward Amount," with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:

         (a) Current Interest for that class with respect to prior Distribution Dates, over

         (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates.

         "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the related expense fee rate.

         "Weighted Average Adjusted Net Mortgage Rate" for each Distribution Date is the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period.

         The "Net Rate Cap" for each Distribution Date and the following classes of certificates is:

         o with respect to the senior certificates (other than the Class 2-A-1 Certificates unless the Class 2-A-1 Swap Contract has been terminated),

                  (A) the weighted average Adjusted Net Mortgage Rate on the
                      Mortgage Loans in the related loan group as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, minus

                  (B) the Certificate Swap Adjustment Rate for such
                      Distribution Date and the related loan group; and

         o with respect to the subordinated certificates, the weighted average of the Net Rate Caps for the group 1 senior certificates and the group 2 senior certificates (other than the Class 2-A-1 Certificates if the Class 2-A-1 Swap Contract has not been terminated), in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the group 1 mortgage loans and the group 2 mortgage loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the group 1 senior certificates and the aggregate Class Certificate Balance of the group 2 senior certificates, respectively.

         The "Certificate Swap Adjustment Rate" for each Distribution Date and loan group is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (i) the sum of (a) the Net Swap Payment payable to the Certificate Swap Counterparty under the Certificate Swap Contract with respect to such Distribution Date times a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (b) any Swap Termination Payment payable to the Certificate Swap Counterparty under the Certificate Swap Contract for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (ii) a fraction, the numerator of which is the Interest Funds for that loan group and the denominator of which is, the aggregate of the Interest Funds for both loan groups, and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the due date in the prior calendar month.

         The "Net Rate Carryover" for a class of Offered Certificates on any Distribution Date is the excess of:

                  (1) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap or the maximum rate of 10.5%, over

                  (2) the amount of interest that class accrued on that Distribution Date based on the Net Rate Cap,

         plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap or the maximum rate of 10.5%).

Principal

         Distributions of Principal. On each Distribution Date, an amount up to the Principal Distribution Amount for that Distribution Date with respect to each loan group is required to be distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) as follows until that amount has been fully distributed:

         (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following priority:

         first, concurrently,

         (a) from the Principal Distribution Amount for loan group 1, in the following priority:

                  (i) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

                  (ii) to the Group 1 Senior Certificates in accordance with the Group 1 Senior Allocation Method, until their respective Class Certificate Balances are reduced to zero; and

                  (iii) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (after the distribution of the Principal Distribution Amount for loan group 2 as described below), pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero, and

         (b) from the Principal Distribution Amount for loan group 2, in the following priority:


                  (i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; and

                  (ii) to the Group 1 Senior Certificates in accordance with the Group 1 Senior Allocation Method (after the distribution of the Principal Distribution Amount for loan group 1 as described above), until their respective Class Certificate Balances are reduced to zero; and

         second, from the remaining Principal Distribution Amounts for both loan groups, in the following priority:

                  (i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (ii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

          (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amount for both loan groups, in the following priority:

         first, concurrently,

         (a) from the Principal Distribution Amount for loan group 1, in the following priority:

                  (i) in an amount up to the Group 1 Senior Principal Distribution Amount, to the Group 1 Senior Certificates in accordance with the Group 1 Senior Allocation Method, until their respective Class Certificate Balances are reduced to zero; and

                  (iii) concurrently, in an amount up to the Group 2 Senior Principal Distribution Amount, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (after the distribution of the Principal Distribution Amount for loan group 2 as described below), pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero, and

         (b) from the Principal Distribution Amount for loan group 2, in the following priority:

                  (i) concurrently, in an amount up to the Group 2 Senior Principal Distribution Amount, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; and

                  (ii) in an amount up to the Group 1 Senior Principal Distribution Amount, to the Group 1 Senior Certificates in accordance with the Group 1 Senior Allocation Method (after the distribution of the Principal Distribution Amount for loan group 1 as described above), until their respective Class Certificate Balances are reduced to zero; and

         second, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

         third, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

         fourth, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

         fifth, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

         sixth, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

         seventh, to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

         eighth, to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

         ninth, to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

         tenth, to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

         eleventh, any remainder as part of the Excess Cashflow to be allocated as described under "Overcollateralization Provisions" below.

         Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Depletion Date, the Principal Remittance Amount for loan group 1 will be distributed, concurrently, as principal of the classes of group 1 senior certificates, pro rata, in accordance with their respective Class certificate Balances immediately prior to that Distribution Date, until their respective Class Certificate Balances are reduced to zero.

Definitions Related to Principal Distributions.

         "Class Principal Distribution Amount" is the Senior Principal Distribution Amount, or any of the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount.

         "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and
(ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate Stated Principal Balances of the Mortgage Loans.

         "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from August 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

         "Principal Distribution Amount" with respect to each Distribution Date and loan group is the sum of:

                  (1) the Principal Remittance Amount for such loan group and Distribution Date, less any portion of such amount used to cover the remaining amount owed to the Class 2-A-1 Swap Counterparty (other than a Swap Termination Payment) and any payment due to the Certificate Swap Counterparty with respect to such Distribution Date, and

                  (2) the Extra Principal Distribution Amount for such loan group and Distribution Date.

         "Senior Principal Distribution Amount" for any Distribution Date an amount equal to the amount, if any, by which (x) the aggregate Class Certificate Balance of the senior certificates immediately prior to that Distribution Date exceeds (y) the Senior Target Amount.

         The "Group 1 Senior Allocation Method" means the following allocation: pro rata, (x) to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates based on their aggregate Class Certificate Balance, (y) to the Class 1-A-4 Certificates based on its Class Certificate Balance, and (z) to the Class 1-A-5 Certificates based on its Class Certificate Balance, concurrently as follows:

         (a) sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero,

         (b) to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero, and

         (c) to the Class 1-A-5 Certificates, until its Class Certificate Balance is reduced to zero.

         "Senior Target Amount" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 87.50% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Senior Target Amount for the immediately preceding Distribution Date.

         "Class M-1 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates, after giving effect to distributions of the Senior Principal Distribution Amount on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-1 Target Amount for that Distribution Date.

         "Class M-1 Target Amount" for any Distribution Date (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 90.70% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-1 Target Amount for the immediately preceding Distribution Date.

         "Class M-2 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and the Class M-1 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to that Distribution Date exceeds
(y) the Class M-2 Target Amount for that Distribution Date.

         "Class M-2 Target Amount" for any Distribution Date (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 92.30% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-2 Target Amount for the immediately preceding Distribution Date.

          "Class M-3 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and the Class M-1 and Class M-2 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-3 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-3 Target Amount for that Distribution Date.

         "Class M-3 Target Amount" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 93.50% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-3 Target Amount for the immediately preceding Distribution Date.

         "Class M-4 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-4 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-4 Target Amount for that Distribution Date.

         "Class M-4 Target Amount" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 94.40% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-4 Target Amount for the immediately preceding Distribution Date.

         "Class M-5 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-5 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-5 Target Amount for that Distribution Date.

         "Class M-5 Target Amount" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 95.10% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-5 Target Amount for the immediately preceding Distribution Date.

         "Class M-6 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-6 Target Amount for that Distribution Date.

         "Class M-6 Target Amount" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 95.80% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-6 Target Amount for the immediately preceding Distribution Date.

         "Class M-7 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-7 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-7 Target Amount for that Distribution Date.

         "Class M-7 Target Amount" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 96.80% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-7 Target Amount for the immediately preceding Distribution Date.

         "Class M-8 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-8 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-8 Target Amount for that Distribution Date.

         "Class M-8 Target Amount" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 97.90% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-8 Target Amount for the immediately preceding Distribution Date.

         "Class M-9 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-9 Certificates immediately prior to that Distribution Date exceeds
(y) the Class M-9 Target Amount for that Distribution Date.

         "Class M-9 Target Amount" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 99.00% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-9 Target Amount for the immediately preceding Distribution Date.

         "Extra Principal Distribution Amount" with respect to any Distribution Date and loan group is the product of (a) the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (b) a fraction, the numerator of which is the Principal Remittance Amount for that loan group and the denominator of which is the sum of the Principal Remittance Amounts for both loan groups.

         "OC Floor" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

         "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount for each loan group on that Distribution Date).

         "Overcollateralization Target Amount" means with respect to any Distribution Date, the OC Floor.

         "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance in the Mortgage Pool as of the Due Date in the month of that Distribution Date exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Distribution Amount (excluding the Extra Principal Distribution Amount) on that Distribution Date).

          "Stepdown Date" is the earlier to occur of (1) the Distribution Date on which the aggregate Class Certificate Balance of the senior certificates is reduced to zero and (2) the later to occur of (x) the Distribution Date in September 2009 and (y) the first Distribution Date on which the fraction, expressed as a percentage

o the numerator of which is the sum of aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount, if any, and

o the denominator of which is the Pool Principal Balance as of the Due Date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior Due Date)

exceed or equals approximately 12.50%.

         A "Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

         A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 40.00% of the Senior Enhancement Percentage for that Distribution Date.

         The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

                  (1) the numerator of which is the sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

                  (2) the denominator of which is the Pool Principal Balance as of the Due Date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior Due Date).

         A "Cumulative Loss Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date                                  Percentage
-----------------                                  ----------

September 2008 - August 2009...................    0.20% with respect to September 2008, plus an additional
                                                       1/12th of 0.30% for each month thereafter through August 2009

September 2009 - August 2010...................    0.50% with respect to September 2009, plus an additional
                                                       1/12th of 0.35% for each month thereafter through August 2010

September 2010 - August 2011...................    0.85% with respect to September 2010, plus an additional
                                                       1/12th of 0.35% for each month thereafter through August 2011

September 2011 - August 2012....................   1.20% with respect to September 2011, plus an additional
                                                       1/12th of 0.25% for each month thereafter through August 2012

September 2012 and thereafter..................    1.45%

         "Unpaid Realized Loss Amount" means for any class of LIBOR Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the senior certificates, together with interest thereon at the applicable Pass-Through Rate.

         A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

         The "Rolling Sixty Day Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.

         The "Delinquency Rate" with respect to any Distribution Date on or after the Stepdown Date is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of the calendar month preceding the month of that Distribution Date, and the denominator of which is the Pool Principal Balance as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

         "Subsequent Recoveries" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

         The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

Overcollateralization Provisions

         The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

         The "Excess Cashflow" with respect to any Distribution Date is the sum of (i) the Interest Funds for both loan groups remaining after the distribution of interest to the holders of the certificates for that Distribution Date and (ii) any remaining Principal Distribution Amount for that date.

         With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

                  (1) to the classes of Offered Certificates then entitled to receive principal distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for that Distribution Date, distributable to those classes as part of the Principal Distribution Amount as described under "--Principal Distributions" above;

                  (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in each case in an amount equal to any Interest Carry Forward Amount for each such class;

                  (3) concurrently, to the Class 1-A-5 and Class 2-A-3 Certificates, pro rata based on the respective outstanding Unpaid Realized Loss Amounts for such class, in an amount equal to the Unpaid Realized Loss Amount for each such class;

                  (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

                  (5) concurrently, to the classes of senior certificates, pro rata, based on their entitlements to the Net Rate Carryover for each such class, any unpaid Net Rate Carryover for each such class;

                  (6) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                  (7) to the Class 2-A-1 Swap Account and the Certificate Swap Account, as applicable, an amount equal to any Swap Termination Payment due to the applicable Swap Counterparty under either of the Swap Contracts as a result of a Swap Counterparty Trigger Event; and

                  (8) to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

The Swap Contracts

         DBNTC, as trustee on behalf of the swap trust will enter into two interest rate swap transactions, as evidenced in each case by a confirmation (each, a "Swap Contract" and together, the "Swap Contracts"):

          o the "Class 2-A-1 Swap Contract" with the Class 2-A-1 Swap Counterparty, for the benefit of the Class 2-A-1 Certificates and

          o the "Certificate Swap Contract" with the Certificate Swap Counterparty, for the benefit of the LIBOR Certificates.

         Pursuant to each Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of each Swap Contract, as if the related ISDA Master Agreement had been executed by the swap trustee and the applicable Swap Counterparty on the date that the Swap Contract was executed. Each Swap Contract is subject to certain ISDA definitions.

         Class 2-A-1 Swap Contract

         On each Distribution Date on or prior to the earlier of (i) the Distribution Date in June 2036 and (ii) the Distribution Date upon which the Class Certificate Balance of the Class 2-A-1 Certificates has been reduced to zero (either such date, the "Class 2-A-1 Swap Contract Termination Date "), the swap trustee will be obligated to pay to the Class 2-A-1 Swap Counterparty an amount equal to the product of:

                  (a) the lesser of (1) the sum of (A) the Pass-Through Rate of the Class 2-A-1 Certificates for that Distribution Date and (B) 0.06% per annum for any Distribution Date on or before the first possible Optional Termination Date and 0.12% per annum for any Distribution Date after the first possible Optional Termination Date and (2) the Weighted Average Adjusted Net Mortgage Rate for the group 2 mortgage loans,

                  (b) a notional amount equal to the lesser of (1) the Class Certificate Balance of the Class 2-A-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate Stated Principal Balance of the group 2 mortgage loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and

                  (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

         In addition, on each Distribution Date on or prior to the Class 2-A-1 Swap Contract Termination Date, the Class 2-A-1 Swap Counterparty will be obligated to pay to the swap trustee an amount equal to the product of:

                  (a) the Pass-Through Rate of the Class 2-A-1 Certificates for that Distribution Date,

                  (b) a notional amount equal to the lesser of (1) the Class Certificate Balance of the Class 2-A-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate Stated Principal Balance of the group 2 mortgage loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and

                  (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

         If, on any Distribution Date, a Net Swap Payment is payable from the Class 2-A-1 Swap Counterparty to the swap trustee with respect to the Class 2-A-1 Swap Contract, such amount will first be reduced (but not below zero) by any distribution to the Class 2-A-1 Certificates pursuant to priority (1) set forth below under "-- Distributions From the Certificate Swap Account."

         Certificate Swap Contract

         On each Distribution Date on or prior to the Distribution Date in July 25, 2011 (the "Certificate Swap Contract Termination Date "), the swap trustee will be obligated to pay to the Certificate Swap Counterparty an amount equal to the product of:

                  (a) a fixed rate of 5.516% per annum,

                  (b) 250,

                  (c) the Certificate Swap Contract Notional Balance for that Distribution Date and

                  (c) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360.

         In addition, on the business day preceding each Distribution Date on or prior to the Certificate Swap Contract Termination Date, the Certificate Swap Counterparty will be obligated to pay to the swap trustee an amount equal to the product of:

                  (a) One-Month LIBOR (as determined by the Certificate Swap Counterparty),

                  (b) 250,

                  (c) the Certificate Swap Contract Notional Balance for that Distribution Date and

                  (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

         The "Certificate Swap Contract Notional Balance" for each Distribution Date is as described in the following table (the "Certificate Swap Table").

Month of            Certificate Swap Contract
Distribution Date      Notional Balance ($)
------------------  -------------------------
October 2006...          3,766,031.60
November 2006..          3,655,408.94
December 2006..          3,548,033.83
January 2007...          3,443,810.99
February 2007..          3,342,647.92
March 2007.....          3,244,454.83
April 2007.....          3,149,144.56
May 2007.......          3,056,632.52
June 2007......          2,966,836.59
July 2007......          2,879,677.08
August 2007....          2,795,076.61
September 2007.          2,712,960.07
October 2007...          2,633,254.59
November 2007..          2,555,889.40
December 2007..          2,480,795.81
January 2008...          2,407,907.17
February 2008..          2,337,158.76
March 2008.....          2,268,487.77
April 2008.....          2,201,833.23
May 2008.......          2,137,135.96
June 2008......          2,074,338.51
July 2008......          2,013,385.12
August 2008....          1,954,221.68
September 2008.          1,896,795.64
October 2008...          1,841,056.01
November 2008..          1,786,953.30
December 2008..          1,734,439.45
January 2009...          1,683,467.83
February 2009..          1,633,993.17
March 2009.....          1,585,971.53
April 2009.....          1,539,360.26
May 2009.......          1,494,117.97
June 2009......          1,450,204.46
July 2009......          1,407,580.73
August 2009....          1,275,069.37
September 2009.          1,237,604.25
October 2009...          1,201,239.27
November 2009..          1,165,942.15
December 2009..          1,131,681.54
January 2010...          1,098,427.02
February 2010..          1,066,149.06
March 2010.....          1,034,819.00
April 2010.....          1,004,409.01
May 2010.......            974,892.10
June 2010......            946,242.04
July 2010......            918,433.40
August 2010....            891,441.46
September 2010.            865,242.27
October 2010...            839,812.55
November 2010..            815,129.72
December 2010..            791,171.84
January 2011...            767,917.64
February 2011..            745,346.46
March 2011.....            723,438.25
April 2011.....            702,173.56
May 2011.......            681,533.48
June 2011......            661,499.68
July 2011......            642,054.36
August 2011 and
thereafter.....                  0.00

         Net Swap Payments; Application of Net Swap Payments

         With respect to each of the Class 2-A-1 Swap Contract and the Certificate Swap Contract, the swap trustee or the related Swap Counterparty, as the case may be, will only be required to make a "Net Swap Payment" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding subsections over the payment that it is entitled to receive from that other party as also described in the two preceding subsections. Under both the Class 2-A-1 Swap Contract and the Certificate Swap Contract, any Net Swap Payment with respect to any Distribution Date will be payable on or before the related Distribution Date.

         In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to a Swap Counterparty with respect to any Distribution Date and Swap Contract, the trustee will deduct from Interest Funds the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Interest" above (and to the extent that Interest Funds are insufficient, the trustee will deduct from the Principal Remittance Amount, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparties) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Class 2-A-1 Swap Account or the Certificate Swap Account, as applicable.

         In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to a Swap Counterparty with respect to any Distribution Date and swap contract, the trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause
(8) under "-- Overcollateralization Provisions" above and deposit such amount in the Class 2-A-1 Swap Account or the Certificate Swap Account, as applicable.

         In the event that a Net Swap Payment is payable from a Swap Counterparty with respect to any Distribution Date and the Class 2-A-1 Swap Contract, the swap trustee will deposit such payment into the Class 2-A-1 Swap Account. The swap trustee will make a corresponding withdrawal of such amount for distribution to the holders of the Class 2-A-1 Certificates to pay Current Interest, Interest Carry Forward Amounts and Net Rate Carryover to the Class 2-A-1 Certificates. Any portion of any Net Swap Payment not withdrawn by the swap trustee from the Class 2-A-1 Swap Account for distribution to the Class 2-A-1 Certificates with respect to any Distribution Date will remain in the Class 2-A-1 Swap Account for distribution to the holders of the Class 2-A-1 Certificates on future Distribution Dates for the purposes described in this paragraph.

         In the event that a Net Swap Payment is payable from a Swap Counterparty with respect to any Distribution Date and the Certificate Swap Contract, the swap trustee will deposit such payment into the Certificate Swap Account. The swap trustee will make a corresponding withdrawal of such amount for distribution to the holders of the LIBOR Certificates to pay any (a) Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date, as well as (d) the lesser of (x) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date and (y) the aggregate amount of Realized Losses allocated to the certificates. Any portion of any Net Swap Payment not withdrawn by the swap trustee from the Certificate Swap Account for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Certificate Swap Account for distribution to the LIBOR certificateholders on future Distribution Dates for the purposes described in this paragraph.

         Distributions From the Certificate Swap Account

         On each Distribution Date, following the distributions of Excess Cashflow described under " --Overcollateralization Provisions," the swap trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

                  (1) concurrently, to the holders of the classes of senior certificates, any remaining unpaid Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

                  (2) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any remaining unpaid Current Interest and Interest Carry Forward Amount for such class;

                  (3) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, any remaining Overcollateralization Deficiency Amount;

                  (4) concurrently, to the Class 1-A-5 and Class 2-A-3 Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount for each such class;

                  (5) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such class;

                  (6) concurrently, to the classes of senior certificates, pro rata, based on their entitlements to any remaining Net Rate Carryover for each such class;

                  (7) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any remaining Net Rate Carryover for each such class.

         Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clauses (3), (4) and (5) above shall not, on any Distribution Date, exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans as of that Distribution Date.

         Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the swap trustee will distribute any remaining amount on deposit in the Certificate Swap Account to the Certificate Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment under either the Class 2-A-1 Swap Contract or the Certificate Swap Contract due to a Swap Counterparty Trigger Event payable to the applicable Swap Counterparty with respect to that Distribution Date.

         Early Termination of the Swap Contracts; Swap Termination Payments

         The Class 2-A-1 Swap Contract and Certificate Swap Contract will each be subject to early termination upon an event of default or a termination event under the related swap contract. Events of default under both swap contracts include, among other things:

o failure to make a payment due under the related swap contract, three business days after notice of such failure is received,

o    certain insolvency or bankruptcy events, and

o a merger by the applicable Swap Counterparty without an assumption of its obligations under the related swap contract.

         Termination events under both swap contracts include, among other things:

o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the related swap contract or guaranty, as applicable),

o a tax event (which generally relates to either party to the related swap contract receiving a payment under the related swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

o a tax event upon merger (which generally relates to either party receiving a payment under the related swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

         In addition to the termination events specified above, each of the Class 2-A-1 Swap Contract and Certificate Swap Contract will be subject to Additional Termination Events (as defined in the related ISDA Master Agreement). These Additional Termination Events will occur under both swap contracts if:

o there is an amendment to the pooling and servicing agreement that would materially adversely affect a Swap Counterparty that is made without the prior written consent of that Swap Counterparty;

o the rating, by any Rating Agency, of the applicable Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "Swap Counterparty Rating Downgrade") as specified in the related Swap Contract and the applicable Swap Counterparty does not take certain action as specified in the related Swap Contract, at its own expense, which may include (a) causing another entity to replace the applicable Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the swap trustee on terms substantially similar to the related Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the applicable Swap Counterparty's obligations under the related Swap Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the swap trustee; (c) posting collateral satisfactory to the applicable Rating Agencies; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency; or

o the applicable Swap Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and
     Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in each Swap Contract, and the applicable Swap Counterparty fails to transfer the related Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the applicable Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

         "Swap Counterparty Trigger Event" means an event of default under a Swap Contract with respect to which the applicable Swap Counterparty is the sole defaulting party or a termination event under a Swap Contract (other than illegality, a tax event or a tax event upon merger of the applicable Swap Counterparty) with respect to which the applicable Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

         A "Swap Termination Payment" is a termination payment required to be made by either the swap trustee or the applicable Swap Counterparty pursuant to the related Swap Contract as a result of an early termination of a Swap Contract due to an event of default or termination event attributable to either party. In the event that a Swap Termination Payment is payable by the applicable Swap Counterparty in connection with the termination of the Class 2-A-1 Swap or the Certificate Swap Contract, that Swap Termination Payment will be deposited in the Class 2-A-1 Swap Account or the Certificate Swap Account, as applicable, and distributed to the holders of the related classes of certificates covered by the Swap Contract on future Distribution Dates to pay amounts as discussed above under "--Net Swap Payments; Application of Net Swap Payments and Distributions From the Certificate Swap Account."

         Additional Matters Regarding the Swap Contracts

         The certificates do not represent an obligation of either Swap Counterparty or the swap trustee. The holders of the certificates are not parties to or beneficiaries under either of the Class 2-A-1 Swap Contract or the Certificate Swap Contract and will not have any right to proceed directly against either Swap Counterparty or the swap trustee in respect of their obligations under either the Class 2-A-1 Swap Contract or the Certificate Swap Contract.

         Both the Class 2-A-1 Swap Contract and Certificate Swap Contract will be filed with the SEC as exhibits to a Current Report on Form 8-K after the closing date.

Determination of LIBOR

         The offered certificates (other than the Class A-R Certificates) have pass-through rates that are based on LIBOR (such certificates, "LIBOR Certificates").

         LIBOR applicable to an Interest Accrual Period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the prospectus.

         If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.330%.

Carryover Reserve Fund

         The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

         On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under "--Overcollateralization Provisions" above.

Applied Realized Loss Amounts

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of each class of Subordinated Certificates has been reduced to zero, if the aggregate Class Certificate Balance of the group 1 senior certificates exceeds the aggregate Stated Principal Balance of the group 1 mortgage loans, the amount of that excess will be allocated to reduce the Class Certificate Balances of the Class 1-A-5 Certificates, , and if the aggregate class certificate balance of the group 2 senior certificates exceeds the aggregate Stated Principal Balance of the group 2 mortgage loans, the amount of the excess will be allocated to reduce the Class Certificate Balance of the Class 2-A-3 Certificates, in each case until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

         Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

         No Realized Losses will be allocated to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 2-A-1 and Class 2-A-2 Certificates. However, investors in these classes should note that although Realized Losses cannot be allocated to these certificates, under certain loss scenarios, there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of these classes of certificates all principal and interest amounts to which they are entitled.

Residual Certificates

         The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.



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